                                                                 EXHIBIT 4.3



                      BUCKEYE TECHNOLOGIES INC., as Issuer

                                      and

                     UNION PLANTERS BANK, N.A., as Trustee

                                   _________

                                   INDENTURE

                           Dated as of June 11, 1998

                                   _________


                                  $150,000,000


                     8% Senior Subordinated Notes due 2010

           Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of June 11, 1998


Trust Indenture                                                    Indenture
 Act Section                                                        Section
---------------                                                    ---------
Section 310  (a)(1) .................................................... 609
             (a)(2) .................................................... 609
             (b) ................................................... 607,610
Section 311  (a) ....................................................... 613
Section 312  (a) ....................................................... 701
             (c) ....................................................... 702
Section 313  (a) ....................................................... 703
             (c) ................................................... 703,704
Section 314  (a) ....................................................... 704
             (a)(4) ................................................... 1020
             (c)(1) .................................................... 103
             (c)(2) .................................................... 103
             (e) ....................................................... 103
Section 315  (a) .................................................... 601(b)
             (b) ....................................................... 602
             (c) .................................................... 601(a)
             (d) ............................................... 601(c), 603
             (e) ....................................................... 514
Section 316  (a) (last sentence) ....................... 101 ("Outstanding")
             (a)(1)(A) ............................................. 502,512
             (a)(1)(B) ................................................. 513
             (b) ....................................................... 508
             (c) ....................................................... 105
Section 317  (a)(1) .................................................... 503
             (a)(2) .................................................... 504
             (b) ...................................................... 1003
Section 318  (a) ....................................................... 108


Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

                               TABLE OF CONTENTS

                                                                      PAGE
                                                                      ----
PARTIES ................................................................ 1

RECITALS ............................................................... 1

                            ARTICLE ONE
        DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101.      Definitions .......................................... 1
                  Acquired Indebtedness ................................ 2
                  Affiliate ............................................ 2
                  Asset Sale ........................................... 2
                  Average Life to Stated Maturity ...................... 3
                  Bank Credit Facility ................................. 3
                  Bankruptcy Law ....................................... 3
                  Banks ................................................ 3
                  Board of Directors ................................... 3
                  Board Resolution ..................................... 3
                  Business Day ......................................... 3
                  Capital Lease Obligation ............................. 3
                  Capital Stock ........................................ 4
                  Cash Equivalents ..................................... 4
                  Certified Securities ................................. 4
                  Change in Control .................................... 4
                  Commission ........................................... 5
                  Commodity Price Protection Agreement ................. 5
                  Common Stock ......................................... 5
                  Company .............................................. 5
                  Company Request or Company Order ..................... 6
                  Consolidated Fixed Charge Coverage Ratio ............. 6
                  Consolidated Income Tax Expense ...................... 6
                  Consolidated Interest Expense ........................ 6
                  Consolidated Net Income (Loss) ....................... 6


---------------------
Note: This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

Consolidated Net Worth..................................................7
Consolidated Non-cash Charges...........................................7
Consolidated Tangible Assets............................................7
Consolidation...........................................................7
Corporate Trust Office..................................................7
Currency Hedging Arrangements...........................................8
Default.................................................................8
Depositary..............................................................8
Designated Senior Indebtedness..........................................8
Disinterested Director..................................................8
Event of Default........................................................8
Exchange Act............................................................8
Exchange Certificated Securities........................................8
Exchange Global Securities..............................................8
Exchange Offer Registration.............................................8
Exchange Securities.....................................................8
Existing Notes Indentures...............................................9
Existing Notes..........................................................9
Existing Senior Notes...................................................9
Existing Senior Subordinated Notes......................................9
Fair Market Value.......................................................9
Fenholloway River.......................................................9
Final Memorandum........................................................9
Generalll Accepted Accounting Priniples or GAAP.........................9
Global Securities.......................................................9
Guarantee...............................................................9
Guaranteed Debt.........................................................9
Guarantor..............................................................10
Holder.................................................................10
Indebtedness...........................................................10
Indenture..............................................................11
Indenture Obligations..................................................11
Initial Certificated Securities........................................11
Initial Global Security................................................11
Initial Securities.....................................................11
Initial Placement......................................................11
Inerest Payment Date...................................................11
Interest Rate Agreements...............................................11
Investment.............................................................11
Lien...................................................................12
Maturity...............................................................11
Moody's................................................................12
Net Cash Proceeds......................................................12
Officers' Certificate..................................................13
Opinion of Counsel.....................................................13
Opinion of Independent Counsel.........................................13
Outstanding............................................................13
Pari Passu Indebtedness................................................14

               Paying Agent .................................................................. 14
               Permitted Holders ............................................................. 14
               Permitted Indebtedness ........................................................ 14
               Permitted Investment .......................................................... 16
               Permitted Lien ................................................................ 16
               Permitted Subsidiary Indebtedness ............................................. 17
               Person ........................................................................ 17
               Placement Agents .............................................................. 17
               Placement Agreement ........................................................... 17
               Predecessor Security .......................................................... 17
               Preferred Stock ............................................................... 17
               Private Placement Legends ..................................................... 17
               Public Equity Offering ........................................................ 17
               Purchase Money Obligation ..................................................... 17
               Qualified Capital Stock ....................................................... 18
               Redeemable Capital Stock ...................................................... 18
               Redemption Date ............................................................... 18
               Redemption Price .............................................................. 18
               Registrar ..................................................................... 18
               Registration Rights Agreement ................................................. 18
               Regular Record Date ........................................................... 18
               Responsible Officer ........................................................... 18
               Rule 144 ...................................................................... 19
               Rule 144A ..................................................................... 19
               S&P ........................................................................... 19
               Securities .................................................................... 19
               Securities Act ................................................................ 19
               Senior Indebtedness ........................................................... 19
               Senior Note Indenture ......................................................... 20
               Senior Representative ......................................................... 20
               Senior Subordinated Notes due 2005 ............................................ 20
               Senior Subordinated Notes due 2008 ............................................ 20
               Senior Subordinated Notes due 2005 Indenture .................................. 20
               Senior Subordinated Notes due 2008 Indenture .................................. 20
               Shelf Registration Statement .................................................. 20
               Special Record Date ........................................................... 20
               Stated Maturity ............................................................... 20
               Subordinated Indebtedness ..................................................... 20
               Subsidiary .................................................................... 20
               Trust Indenture Act ........................................................... 21
               Trustee ....................................................................... 21
               Unrestricted Subsidiary ....................................................... 21
               Unrestricted Subsidariy Indebtedness .......................................... 21
               Voting Stock .................................................................. 22
               Wholly Owned Subsidiary ....................................................... 22
Section 102.   Other definitions ............................................................. 22
Section 103.   Compliance Certificates and Opinions .......................................... 23
Section 104.   Form of Documents Delivered to Trustee ........................................ 24

Section 105       Acts of Holders .......................................     24
Section 106       Notices, etc., to the Trustee and the Company .........     26
Section 107       Notice to Holders; Waiver .............................     26
Section 108       Conflict with Trust Indenture Act .....................     27
Section 109       Effect of Headings and Table of Contents ..............     27
Section 110       Successors and Assigns ................................     27
Section 111       Separability Clause ...................................     27
Section 112       Benefits of Indenture .................................     27
Section 113       GOVERNING LAW .........................................     27
Section 114       Legal Holidays ........................................     28
Section 115       Independence of Covenants .............................     28
Section 116       Schedules and Exhibits ................................     28
Section 117       Counterparts ..........................................     28

                                   ARTICLE TWO
                                 SECURITY FORMS

Section 201       Forms Generally .......................................     28
Section 202       Form of Face of Security ..............................     31
Section 203       Form of Reverse of Securities .........................     31

                                  ARTICLE THREE
                                 THE SECURITIES

Section 301       Title and Terms .......................................     32
Section 302       Denominations .........................................     33
Section 303       Execution, Authentication, Delivery and Dating ........     33
Section 304       Temporary Securities ..................................     34
Section 305       Registration, Registration of Transfer and Exchange ...     35
Section 306       Mutilated, Destroyed, Lost and Stolen Securities ......     39
Section 307       Payment of Interest; Interest Rights Preserved ........     39
Section 308       Persons Deemed Owners .................................     41
Section 309       Cancellation ..........................................     41
Section 310       Computation of Interest ...............................     41
Section 311       CUSIP Numbers .........................................     41

                                  ARTICLE FOUR
                       DEFEASANCE AND COVENANT DEFEASANCE

Section 401       Company's Option to Effect Defeasance or Covenant
                  Defeasance ............................................     42
Section 402       Defeasance and Discharge ..............................     42
Section 403       Covenant Defeasance ...................................     42
Section 404       Conditions to Defeasance or Covenant Defeasance .......     43
Section 405       Deposited Money and U.S. Government Obligations to Be
                  Held in Trust; Other Miscellaneous Provisions .........     45
Section 406       Reinstatement .........................................     46

                                  ARTICLE FIVE
                                    REMEDIES

Section 501       Events of Default .....................................     47
Section 502       Acceleration of Maturity; Recession and Annulment .....     49
Section 503       Collection of Indebtedness and Suits for Enforcement
                  by  Trustee ...........................................     50
Section 504       Trustee May File Proofs of Claim ......................     51
Section 505       Trustee May Enforce Claims without Possession of
                  Securities ............................................     51
Section 506       Application of Money Collected ........................     51
Section 507       Limitation on Suits ...................................     52
Section 508       Unconditional Right of Holders to Receive Principal,
                  Premium and Interest ..................................     53
Section 509       Restoration or Rights and Remedies ....................     53
Section 510       Rights and Remedies Cumulative ........................     53
Section 511       Delay or Omission Not Waiver ..........................     53
Section 512       Control by Holders ....................................     54
Section 513       Waiver of Past Defaults ...............................     54
Section 514       Undertaking for Costs .................................     54
Section 515       Waiver of Stay, Extension or Usury Laws ...............     55
Section 516       Remedies Subject to Applicable Law ....................     55

                                   ARTICLE SIX
                                   THE TRUSTEE

Section 601       Duties of Trustee .....................................     55
Section 602       Notice of Defaults ....................................     57
Section 603       Certain Rights of Trustee .............................     57
Section 604       Trustee Not Responsible for Recitals, Dispositions
                  of Securities or Application of Proceeds Thereof ......     58
Section 605       Trustee and Agents May Hold Securities; Collections;
                  etc. ..................................................     59
Section 606       Money Held in Trust ...................................     59
Section 607       Compensation and Indemnification of Trustee
                  and Its Prior Claim ...................................     59
Section 608       Conflicting Interests .................................     60
Section 609       Corporate Trustee Required; Eligibility ...............     60
Section 610       Resignation and Removal; Appointment of
                  Successor Trustee .....................................     61
Section 611       Acceptance of Appointment by Successor ................     62
Section 612       Merger, Conversion, Consolidation or Succession
                  to Business ...........................................     63
Section 613       Preferential Collection of Claims Against Company .....     63

                                  ARTICLE SEVEN
                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY


Section 701       Company to Furnish Trustee Names and Addresses
                  of Holders ............................................     64
Section 702       Disclosure of Names and Addresses of Holders ..........     64
Section 703       Reports by Trustee ....................................     65
Section 704       Reports by Company ....................................     65


                                                  ARTICLE EIGHT
                                  CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 801.      Company May Consolidate, etc., Only on Certain Terms ........................... 66
Section 802.      Successor Substituted .......................................................... 67

                                                  ARTICLE NINE
                                            SUPPLEMENTAL INDENTURES

Section 901.      Supplemental Indentures and Agreements without
                  Consent of Holders ............................................................. 68
Section 902.      Supplemental Indentures and Agreements with Consent
                  of Holders ..................................................................... 69
Section 903.      Execution of Supplemental Indentures ........................................... 70
Section 904.      Effect of Supplemental Indentures .............................................. 70
Section 905.      Conformity with Trust Indenture Act ............................................ 70
Section 906.      Reference in Securities to Supplemental Indentures ............................. 70
Section 907.      Notice of Supplemental Indentures .............................................. 71
Section 908.      Revocation and Effect of Consents .............................................. 71

                                                  ARTICLE TEN
                                                   COVENANTS

Section 1001.     Payment of Principal, Premium and Interest ..................................... 71
Section 1002.     Maintenance of Office or Agency ................................................ 71
Section 1003.     Money for Security Payments to Be Held in Trust ................................ 72
Section 1004.     Corporate Existence ............................................................ 73
Section 1005.     Payment of Taxes and Other Claims .............................................. 74
Section 1006.     Maintenance of Properties ...................................................... 74
Section 1007.     Insurance ...................................................................... 74
Section 1008.     Limitation on Indebtedness ..................................................... 75
Section 1009.     Limitation on Restricted Payments .............................................. 75
Section 1010.     Limitation on Transactions with Affiliates ..................................... 79
Section 1011.     Limitation on Liens ............................................................ 79
Section 1012.     Limitation on Sale of Assets ................................................... 80
Section 1013.     Limitation on Senior Subordinated Indebtedness ................................. 85
Section 1014.     Limitation on Issuance of Guarantees of Subordinated and Pari Passu
                  Indebtedness ................................................................... 85
Section 1015.     Restriction on Transfer of Assets .............................................. 85
Section 1016.     Purchase of Securities upon a Change in Control ................................ 86
Section 1017.     Limitation on Subsidiary Capital Stock ......................................... 90
Section 1018.     Limitation on Dividends and Other Payment Restrictions
                  Affecting Subsidiaries ......................................................... 90
Section 1019.     Limitation on Unrestricted Subsidiaries ........................................ 91
Section 1020.     Provision of Financial Statements .............................................. 91
Section 1021.     Statement by Officers as to Default ............................................ 91
Section 1022.     Waiver of Certain Covenants .................................................... 92

                                       ARTICLE ELEVEN
                                  REDEMPTION OF SECURITIES
Section 1101.     Rights of Redemption .................................................  92
Section 1102.     Applicability of Article .............................................  93
Section 1103.     Election to Redeem; Notice to Trustee ................................  93
Section 1104.     Selection by Trustee of Securities to Be Redeemed ....................  93
Section 1105.     Notice of Redemption .................................................  93
Section 1106.     Deposit of Redemption Price ..........................................  95
Section 1107.     Securities Payable on Redemption Date ................................  95
Section 1108.     Securities Redeemed or Purchased in Part .............................  95

                                       ARTICLE TWELVE
                                 SUBORDINATION OF SECURITIES

Section 1201.     Securities Subordinate to Senior Indebtedness ........................  96
Section 1202.     Payment Over of Proceeds Upon Dissolution, Etc. ......................  96
Section 1203.     Suspension of Payment When Senior Indebtedness
                  in Default ...........................................................  98
Section 1204.     Payment Permitted if No Default ......................................  99
Section 1205.     Subrogation to Rights of Holders of Senior Indebtedness ..............  99
Section 1206.     Provisions Solely to Define Relative Rights ..........................  99
Section 1207.     Trustee to Effectuate Subordination .................................. 100
Section 1208.     No Waiver of Subordination Provisions ................................ 100
Section 1209.     Notice to Trustee .................................................... 101
Section 1210.     Reliance on Judicial Orders or Certificates .......................... 102
Section 1211.     Rights of Trustee as a Holder of Senior Indebtedness
                  Preservation of Trustee's Rights ..................................... 102
Section 1212.     Article Applicable to Paying Agents .................................. 103
Section 1213.     No Suspension of Remedies ............................................ 103
Section 1214.     Trustee's Relation to Senior Indebtedness ............................ 103

                                       ARTICLE THIRTEEN
                                 SATISFACTION AND DISCHARGE

Section 1301.     Satisfaction and Discharge of Indenture .............................. 103
Section 1302.     Application of Trust Money ........................................... 104

TESTIMONIUM

SIGNATURE AND SEALS

ACKNOWLEDGEMENTS

SCHEDULE I        Permitted Holders

SCHEDULE II    Existing Indebtedness

SCHEDULE III   Existing Dividend Restrictions

EXHIBIT A      Form of Initial Global Security

EXHIBIT B      Form of Initial Certificated Security

EXHIBIT C      Form of Exchange Global Security

EXHIBIT D      Form of Exchange Certificated Security

EXHIBIT E      Registration Rights Agreement

         INDENTURE, dated as of June 11, 1998, between Buckeye Technologies Inc., a Delaware corporation (the "Company"), and Union Planters Bank, N.A., a national banking association organized under the statutes of the United States, as trustee (the "Trustee").

                             RECITALS OF THE COMPANY

         The Company has duly authorized the creation of an issue of 8% Senior Subordinated Notes due 2010 (the "Initial Securities"), of substantially the tenor and amount hereinafter set forth, and to provide therefor and for, if and when issued in exchange for the Initial Securities pursuant to the Indenture and the Registration Rights Agreement, the Company's 8% Senior Subordinated Notes due 2010 (the "Exchange Securities," and together with the Initial Securities, the "Securities") the Company has duly authorized the execution and delivery of this Indenture and the Securities;

         All acts and things necessary have been done to make the Securities, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company and this Indenture a valid agreement of the Company in accordance with the terms of this Indenture;

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Initial Securities by the Holders (as defined therein) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE ONE
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         Section 101. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                  (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                  (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

                  (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (e) all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States of America; and

                  (f) all references herein to particular Sections or Articles refer to this Indenture unless otherwise so indicated.

                  Certain terms used principally in Article Four are defined in Article Four.

                  The following terms shall have the following meanings:

                  "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary of the Company or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company or such acquisition, as the case may be. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary of the Company, as the case may be.

                  "Affiliate" means, with respect to any specified Person: (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (ii) any other Person that owns, directly or indirectly, 5% or more of such specified Person's Capital Stock or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin; or (iii) any other Person 5% or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of: (i) any Capital Stock of any Subsidiary of the Company; (ii) all or substantially all of the properties and assets of any division or line of business of the Company or any of its Subsidiaries; or (iii) any other properties or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties and assets (A) that is governed by Article Eight, (B) that is by any Subsidiary of the Company to the Company or any Wholly

Owned Subsidiary in accordance with the terms of this Indenture, (C) that is of inventory in the ordinary course of business, (D) that is of obsolete equipment in the ordinary course of business or (E) the Fair Market Value of which in the aggregate during any 12 month period, for all such transfers, does not exceed $10 million.

                  "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

                  "Bank Credit Facility" means the Bank Credit Agreement, dated as of May 28, 1997, among the Company, the Banks, and Fleet Bank of Massachusetts, N.A., as such agreement, in whole or in part, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing regardless of the amount of borrowings permitted thereunder, which borrowings were incurred in accordance with this Indenture).

                  "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

                  "Banks" means the lenders under the Bank Credit Facility.

                  "Board of Directors" means the board of directors of the Company or any duly authorized committee of such board.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions or trust companies in The City of New York, Memphis, Tennessee or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law, regulation or executive order to close.

                  "Capital Lease Obligation" of any Person means any obligation of such Person and its Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

                  "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or other equity interests, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock, whether now outstanding or issued after the date of this Indenture.

                  "Cash Equivalents" means (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any money market deposit account, demand deposit account, time deposit or certificate of deposit, maturing not more than one year after the date of acquisition, of a commercial banking institution organized under the laws of the United States of America, any State thereof, the District of Columbia, or any foreign country recognized by the United States of America and which institution has combined capital and surplus and undivided profits of not less than $200 million, (iii) any time deposit or certificate of deposit, maturing more than one year after the date of acquisition, of a commercial banking institution organized under the laws of the United States of America, any State thereof, the District of Columbia, or any foreign country recognized by the United States of America and which institution has combined capital and surplus and undivided profits of not less than $200 million and whose debt has a rating, at the time as of which any investment therein is made, of "P- 1" (or higher) according to Moody's or "A-1 " (or higher) according to S&P or any successor rating agency, (iv) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P and (v) any money market deposit account, demand deposit account, time deposit or certificate of deposit of Union Planters Bank, N.A.; provided that Union Planters Bank, N.A. has combined capital and surplus and undivided profits of not less than $100 million.

                  "Certificated Securities" means the Securities issued in definitive, fully registered and certificated form.

                  "Change in Control" means the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders (including any Permitted Holders that are part of a "group"), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly (including, without limitation, through direct or indirect purchase or beneficial ownership of Capital Stock of an entity referred to in clause (ii) of the definition of "Permitted Holders"), of more than 50% of the total voting power of all outstanding Voting Stock of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such board of directors then in office; (iii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company is not affected or is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company or the formation of a holding company for the Company as described in clause (ii) of the definition of "Permitted Holders" or where (A) the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (y) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment in accordance with Section 1009 (and such amount shall be treated as a Restricted Payment subject to the provisions described under Section 1009), and (B) no "person" or "group", other than Permitted Holders (including any Permitted Holders as part of a "group"), "beneficially owns" immediately after such transaction, directly or indirectly (including, without limitation, through direct or indirect purchase or beneficial ownership of Capital Stock of an entity referred to in clause (ii) of the definition of "Permitted Holders"), more than 50% of the total voting power of all outstanding Voting Stock of the surviving corporation); or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under Article Eight.

                  "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act then the body performing such duties at such time.

                  "Commodity Price Protection Agreement" means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

                  "Common Stock" means the common stock, par value $0.01 per share, of the Company.

                  "Company" means Buckeye Technologies Inc. (formerly known as Buckeye Cellulose Corporation), a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

                  "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its Vice-Chairman, its President, its Chief Executive Officer, its Chief Operating Officer or a Senior Vice President (regardless of Senior Vice Presidential designation), and by any one of its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

                  "Consolidated Fixed Charge Coverage Ratio" of any Person means, for any period, the ratio of (a) the sum of Consolidated Net Income
(Loss), Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges deducted in computing Consolidated Net Income
(Loss) in each case, for such period, of such Person and its Subsidiaries on a Consolidated basis, all determined in accordance with GAAP to (b) the Consolidated Interest Expense for such period; provided that (i) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate and (ii) in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

                  "Consolidated Income Tax Expense" of any Person means, for any period, the provision for federal, state, local and foreign income taxes of such Person and its Consolidated Subsidiaries for such period as determined in accordance with GAAP.

                  "Consolidated Interest Expense" of any Person means, without duplication, for any period, the sum of (a) the interest expense of such Person and its Subsidiaries for such period, on a Consolidated basis, including, without limitation, (i) amortization of debt discount, (ii) the net costs associated with Interest Rate Agreements, Currency Hedging Agreements and Commodity Price Protection Agreements (including amortization of discounts),
(iii) the interest portion of any deferred payment obligation and (iv) accrued interest, plus (b) (i) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period and (ii) all capitalized interest of such Person and its Subsidiaries plus (c) the interest expense under any Guaranteed Debt of such Person and its Subsidiaries to the extent not included under clause (a)(iv) above, plus (d) the aggregate amount during such period of cash or non-cash dividends paid on any Redeemable Capital Stock or Preferred Stock of the Company and its Subsidiaries, in each case as determined on a Consolidated basis in accordance with GAAP.

                  "Consolidated Net Income (Loss)" of any Person means, for any period, the Consolidated net income (or loss) of such Person and its Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains or losses (less all fees and expenses relating thereto),
(ii) the portion of net income (or loss) of such Person and its Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Subsidiaries, (iii) net income (or loss) of any Person combined with such Person or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) net gains (or losses) (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business, (vi) the net income of any Subsidiary of such Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (vii) any restoration to income of any contingency reserve, except to the extent provision for such reserve was made out of income accrued at any time following the date of this Indenture, or (viii) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness of such Person.

                  "Consolidated Net Worth" of any Person, as of a date, means the Consolidated stockholders' equity (excluding Redeemable Capital Stock and treasury stock) of such Person and its Subsidiaries, as of such date, as determined in accordance with GAAP.

                  "Consolidated Non-cash Charges" of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

                  "Consolidated Tangible Assets" of any Person means (a) all amounts that would be shown as assets on a consolidated balance sheet of such Person and its Subsidiaries prepared in accordance with GAAP less (b) the amount thereof constituting goodwill and other intangible assets as calculated in accordance with GAAP.

                  "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries (other than Unrestricted Subsidiaries) if and to the extent the accounts of such Person and each of its Subsidiaries (other than Unrestricted Subsidiaries) would normally be consolidated with those of such Person, all in accordance with GAAP. The term "Consolidated" shall have a similar meaning.

                  "Corporate Trust Office" means the office of the Trustee or an affiliate or agent thereof at which at any particular time the corporate trust business for the purposes of this

Indenture shall be administered, as designated by the Trustee, which office at the date of execution of this Indenture is located at 6200 Poplar Avenue, Memphis, TN 38119.

                  "Currency Hedging Arrangements" means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

                  "Default" means any event which is, or after notice or passage of any time or both would be, an Event of Default.

                  "Depositary" means the Depository Trust Company, its nominees and their respective successors.

                  "Designated Senior Indebtedness" means (i) all Senior Indebtedness under the Bank Credit Facility and (ii) any other Senior Indebtedness which is incurred pursuant to an agreement (or series of related agreements) providing for Indebtedness of at least $25 million and is specifically designated in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as "Designated Senior Indebtedness" by the Company.

                  "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the board of directors of the Company who does not have any material direct or indirect financial interest (other than solely as a result of equity ownership in the Company) in or with respect to such transaction or series of related transactions.

                  "Event of Default" has the meaning specified in Section 501.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

                  "Exchange Certificated Securities" means Securities issued in definitive, fully registered form to beneficial owners of interests in the Exchange Global Securities pursuant to Section 305 hereof.

                  "Exchange Global Securities" has the meaning set forth in
Article II hereof.

                  "Exchange Offer Registration" has the meaning set forth in the Registration Rights Agreement.

                  "Exchange Securities" has the meaning set forth in the Recitals of the Company and more particularly means any of the Securities authenticated and delivered under this Indenture pursuant to the Registered Exchange Offer.

                  "Existing Notes Indentures" means the Indentures related to the Existing Senior Notes and the Existing Senior Subordinated Notes.

                  "Existing Notes" means the Existing Senior Notes and the Existing Senior Subordinated Notes.

                  "Existing Senior Notes" means the 10 1/4% Senior Notes Due 2001 of the Company.

                  "Existing Senior Subordinated Notes" means the 9 1/4% Senior Subordinated Notes due 2008 of the Company and the 8 1/2% Senior Subordinated Notes due 2005 of the Company.

                  "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

                  "Fenholloway River" means the river in Florida into which the Company's Foley Plant discharges treated waste water.

                  "Final Memorandum" means the final Offering Memorandum, dated June 8, 1998, used in connection with the Initial Placement.

                  "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of this Indenture.

                  "Global Securities" means the Initial Global Securities and the Exchange Global Security.

                  "Guarantee" means the guarantee by any Guarantor of the Company's Indenture Obligations.

                  "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit in either case, in the ordinary course of business.

                  "Guarantor" means any Subsidiary of the Company which becomes a guarantor of the Securities pursuant to Section 1014 or Section 1015 of this Indenture until a successor replaces such party pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.


                  "Holder" means (i) in the case of any Certificated Security, the Person in whose name such Certificated Security is registered in the Security Register, and (ii) in the case of any Global Security, the Depositary.

                  "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding,
(ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations under Interest Rate Agreements, Currency Hedging Agreements or Commodity Price Protection Agreements of such Person, (v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person, (viii) all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (viii) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

                  "Indenture" means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

                  "Indenture Obligations" means the obligations of the Company, any Guarantor and any other obligor under this Indenture or under the Securities to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Securities and the performance of all other obligations to the Trustee and the holders under this Indenture and the Securities, according to the respective terms thereof.

                  "Initial Certificated Securities" means Securities issued in definitive, fully registered form to beneficial owners of interest in the Initial Global Security pursuant to Section 305 hereof.

                  "Initial Global Security" has the meaning set forth in Article II hereof.

                  "Initial Securities" has the meaning set forth in the Recitals of the Company and, more particularly, means any of the Securities authenticated and delivered under this Indenture other than pursuant to the Registered Exchange Offer.

                  "Initial Placement" means the initial sales of the Securities by the Placement Agents.

                  "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

                  "Interest Rate Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

                  "Investment" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

                  "Lien" means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), security interest, assignment, deposit, arrangement, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired.

                  "Maturity" means, when used with respect to the Securities, the date on which the principal of the Securities becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity, the Offer Date or the redemption date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change in Control Offer in respect of a Change in Control, call for redemption or otherwise.

                  "Moody's" means Moody's Investors Service, Inc. or any successor rating agency.

                  "Net Cash Proceeds" means (a) with respect to any Asset Sale by any Person, the proceeds thereof (without duplication in respect of all Asset Sales) in the form of cash including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash (except to the extent that such obligations are financed or sold with recourse to the Company or any of its Subsidiaries) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Subsidiary of the Company) owning a beneficial interest in the assets subject to the Asset Sale, (v) appropriate amounts to be provided by the Company or any Subsidiary of the Company, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary of the Company, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee and (vi) any amounts required to be placed by the Company or any Subsidiary of the Company in a restricted escrow or reserve account by the terms of the agreements pursuant to which the Asset Sale is made, provided that any such amounts shall be deemed to be Net Cash Proceeds of an Asset Sale upon the release of such amounts to the Company or any of its Subsidiaries and (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to in Section 1009, the proceeds of such issuance or sale in the form of cash including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash (except to the extent that such obligations are financed or sold with recourse to the Company or any of its Subsidiaries), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Officers' Certificate" means a certificate signed by the Chairman of the Board, Vice Chairman, the President, the Chief Executive Officer, the Chief Operating Officer or a Senior Vice President (regardless of Senior Vice Presidential designation), and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company and delivered to the Trustee.

                  "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company or the Trustee, unless an Opinion of Independent Counsel is required pursuant to the terms of this Indenture, and who shall be reasonably acceptable to the Trustee.

                  "Opinion of Independent Counsel" means a written opinion of counsel issued by someone who is not an employee or consultant (other than non-employee legal counsel) of the Company but who may be regular outside counsel to the Company and who shall be reasonably acceptable to the Trustee.

                  "Outstanding" when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                  (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                  (b) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;

                  (c) Securities, except to the extent provided in Sections 402 and 403, with respect to which the Company has effected defeasance or covenant defeasance as provided in Article Four; and

                  (d)      Securities paid in lieu of replacement pursuant to
Section 306 and Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee and the Company proof reasonably satisfactory to each of them that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company, any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

                  "Pari Passu Indebtedness" means any Indebtedness of the Company that is pari passu in right of payment to the Securities.

                  "Paying Agent" means any Person (including the Company) authorized by the Company to pay the principal of, premium, if any, or interest on any Securities on behalf of the Company.

                  "Permitted Holders" means (i) the individuals and related entities listed on Schedule I hereto and (ii) any corporation (or other entity) which owns all of the outstanding capital stock of the Company if such entity acquires such ownership in a transaction in which the former owners of all the Capital Stock of the Company acquire proportionate ownership of all of the Capital Stock (or similar equity ownership interest) of such entity (or any parent organization which owns all of the outstanding Capital Stock (or similar equity ownership interest) of such entity).

                  "Permitted Indebtedness" means:

         (i) Indebtedness of the Company under the Bank Credit Facility in an aggregate principal amount at any one time outstanding not to exceed the greater of (a) $225 million and (b) 85% of accounts receivable and 50% of inventory of the Company and its Subsidiaries under a borrowing-based facility based on accounts receivable and inventory (each as determined in accordance with GAAP);

         (ii)     Indebtedness of the Company pursuant to the Securities;

         (iii) guarantees of any of the Company's Subsidiaries of Indebtedness of the Company; provided such Indebtedness and guarantees are incurred in accordance with the terms of this Indenture;

         (iv) Indebtedness of the Company or any of its Subsidiaries outstanding on the date of this Indenture and listed on Schedule II hereto;

         (v) Indebtedness of the Company owing to any of its Subsidiaries; provided that any Indebtedness of the Company owing to a Subsidiary of the Company is made pursuant to an intercompany note in the form attached to this Indenture and is subordinated in right of payment from and after such time as the Securities shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company's obligations under the Securities; provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Subsidiary of the Company) shall be deemed to be an incurrence of such Indebtedness by the Company not permitted by this clause (v);

         (vi) Indebtedness of a Wholly Owned Subsidiary owing to the Company or another Wholly Owned Subsidiary; provided that any such Indebtedness is made pursuant to an intercompany note in the form attached to this Indenture; provided, further, that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than the Company or a Wholly Owned Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (vi), and (b) any transaction pursuant to which any Wholly Owned Subsidiary, which has Indebtedness owing to the Company or any other Wholly Owned Subsidiary, ceases to be a Wholly Owned Subsidiary shall be deemed to be the incurrence of Indebtedness by such Wholly Owned Subsidiary that is not permitted by this clause (vi);

         (vii) obligations of the Company entered into in the ordinary course of business (a) pursuant to Interest Rate Agreements designed to protect the Company or any of its Subsidiaries against fluctuations in interest rates in respect of Indebtedness of the Company or any of its Subsidiaries as long as such obligations do not exceed the aggregate principal amount of such Indebtedness then outstanding, (b) under any Currency Hedging Arrangements, which if related to Indebtedness do not increase the amount of such Indebtedness other than as a result of foreign exchange fluctuations, or (c) under any Commodity Price Protection Agreements, which if related to Indebtedness do not increase the amount of such Indebtedness other than as a result of foreign exchange fluctuations;

         (viii) Indebtedness of the Company or any of its Subsidiaries incurred to finance environmental expenditures related to the Fenholloway River, not to exceed $40 million outstanding at any one time in the aggregate;

         (ix) Indebtedness of the Company or any of its Subsidiaries evidenced by Purchase Money Obligations and Capital Lease Obligations not to exceed $10 million outstanding at any one time in the aggregate;

         (x) Indebtedness of the Company or any of its Subsidiaries incurred after the date of this Indenture relating to letters of credit supporting workers compensation obligations not to exceed $6 million outstanding at any one time in the aggregate;

         (xi) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness described in clauses (ii) and (iv) of this definition of "Permitted Indebtedness," including any successive refinancings so long as the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing and (A) in the case of any refinancing of Indebtedness that is Subordinated Indebtedness, such new Indebtedness is made subordinated to the Securities at least to the same extent as the Indebtedness being refinanced and
(B) in the case of Pari Passu Indebtedness or Subordinated Indebtedness, as the case may be, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness; and

         (xii) Indebtedness of the Company in addition to that described in clauses (i) through (xi) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $50 million outstanding at any one time in the aggregate.

                  "Permitted Investment" means (i) Investments in any Wholly Owned Subsidiary or any Person which, as a result of such Investment, (a) becomes a Wholly Owned Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Wholly Owned Subsidiary; (ii) Indebtedness of the Company or a Subsidiary of the Company described under clauses (v), (vi) and
(vii) of the definition of "Permitted Indebtedness"; (iii) Cash Equivalents;
(iv) Investments acquired by the Company or any Subsidiary of the Company in connection with an Asset Sale permitted under Section 1012 to the extent such Investments are non-cash proceeds as permitted under such Section; (v) Investments in existence on the date of this Indenture; (vi) loans or advances to employees made in the ordinary course of business and consistent with past practices of the Company and its Subsidiaries not to exceed $5 million outstanding at any one time in the aggregate; (vii) loans made to employees (including guarantees of loans by third parties to employees) from time to time in an aggregate principal amount at any one time outstanding not to exceed $1 million, the proceeds of which are used to purchase Capital Stock of the Company; (viii) sales of goods on trade credit terms, consistent with the past practices of the Company or any Subsidiary of the Company or as otherwise consistent with trade credit terms in common use in the industry; and (ix) in addition to Investments described in clauses (i) through (viii) of this definition of "Permitted Investments," Investments valued at Fair Market Value at the time made not to exceed $30 million outstanding at any one time in the aggregate.

                  "Permitted Lien" means any Lien arising by reason of taxes not yet delinquent or which are being contested in good faith.

                  "Permitted Subsidiary Indebtedness" means (i) Acquired Indebtedness of any Subsidiary of the Company and (ii) Indebtedness of any Subsidiary of the Company, provided that the aggregate outstanding principal amount of Indebtedness of all of the Company's Subsidiaries incurred pursuant to this clause (ii) shall not at any given time exceed 10% of the Company's Consolidated Tangible Assets as of the date of determination.

                  "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Placement Agents" means the Placement Agents, as such item is defined in the Placement Agreement.

                  "Placement Agreement" means the Placement Agreement relating to the Securities, dated June 8, 1998, among the Company and the Placement Agents.

                  "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for a mutilated Security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

                  "Preferred Stock" means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

                  "Private Placement Legends" means the legends in the form set forth in Article II hereof.

                  "Public Equity Offering" means an underwritten offer and sale of Common Stock by the Company to the public pursuant to a registration statement (other than Form S-8 or any successor form or forms or a registration statement relating to securities issuable by or in connection with any benefit plan of such Person) that has been declared effective by the Commission pursuant to the Securities Act.

                  "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of the Company or any of its Subsidiaries and any additions and accession thereto, which are purchased by the Company or any of its Subsidiaries at any time after the Securities are issued; provided that (i) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively, a "Purchase Money Security Agreement") shall be entered into within 90 days after the purchase, acquisition or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased, acquired or constructed, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (iii) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company or its Subsidiaries of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

                  "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

                  "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Securities or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

                  "Redemption Date" when used with respect to any Security to be redeemed pursuant to any provision in this Indenture means the date fixed for such redemption by or pursuant to this Indenture.

                  "Redemption Price" when used with respect to any Security to be redeemed pursuant to any provision in this Indenture means the price at which it is to be redeemed pursuant to this Indenture.

                  "Registrar" means any Person (including the Company) authorized by the Company to maintain the Security Register.

                  "Registration Rights Agreement" means the Registration Rights Agreement relating to the Securities, dated June 8, 1998 among the Company and the Placement Agents, and attached hereto as Exhibit E.

                  "Regular Record Date" for the interest payable on any Interest Payment Date means the April 1 or October 1 (whether or not a Business Day) next preceding such Interest Payment Date.

                  "Responsible Officer" when used with respect to the Trustee means any officer assigned to the Corporate Trust Office or the agent of the Trustee appointed hereunder, including any vice president, assistant vice president, assistant secretary, or any other officer or assistant officer of the Trustee or the agent of the Trustee appointed hereunder to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

                  "Rule 144" means Rule 144 under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

                  "Rule 144A" means Rule 144A under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

                  "S&P" means Standard & Poor's Corporation or any successor rating agency.

                  "Securities" has the meaning specified in the first recital of this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

                  "Senior Indebtedness" means the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law whether or not allowable as a claim in such proceeding) on any Indebtedness of the Company (other than as otherwise provided in this definition), whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws whether or not allowable as a claim in such proceeding) on all monetary obligations of every kind and nature of the Company from time to time owed to the lenders under the Bank Credit Facility; provided, however, that any Indebtedness under any refinancing, refunding, or replacement of the Bank Credit Facility shall not constitute Senior Indebtedness to the extent that the Indebtedness thereunder is by its express terms stated to be subordinate in right of payment to any other Indebtedness of the Company. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) Indebtedness evidenced by the Securities, (ii) Indebtedness evidenced by the Existing Senior Subordinated Notes, (iii) Indebtedness that is by its terms subordinate or junior in right of payment to any Indebtedness of the Company,
(iv) Indebtedness which, when incurred and without respect to any election under
Section 1111 (b) of Title 11 United States Code, is without recourse to the Company, (v) Indebtedness which is represented by Redeemable Capital Stock, (vi) any liability for foreign, federal, state, local or other taxes owed or owing by the Company to the extent such liability constitutes Indebtedness, (vii) Indebtedness of the Company to a Subsidiary of the Company or any other Affiliate of the Company or any of such Affiliate's

Subsidiaries and (viii) that portion of any Indebtedness which at the time of issuance is issued in violation of this Indenture.

                  "Senior Note Indenture" means the indenture dated as of May 27, 1993 between the Company and Bankers Trust Company, as trustee, relating to the Existing Senior Notes.

                  "Senior Representative" means a representative of one or more holders of Designated Senior Indebtedness.

                  "Senior Subordinated Notes due 2005" means the Company's 8 1/2% Senior Subordinated Notes due 2005.

                  "Senior Subordinated Notes due 2008" means the Company's 9 1/4% Senior Subordinated Notes due 2008.

                  "Senior Subordinated Notes due 2005 Indenture" means the Indenture dated November 25, 1995 between the Company and Union Planters National Bank, as trustee, relating to the Senior Subordinated Notes due 2005.

                  "Senior Subordinated Notes due 2008 Indenture" means the Indenture dated July 2, 1996 between the Company and Union Planters National Bank, as trustee, relating to the Senior Subordinated Notes due 2008.

                  "Shelf Registration Statement" has the meaning set forth in the Registration Rights Agreement.

                  "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

                  "Stated Maturity" means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

                  "Subordinated Indebtedness" means Indebtedness of the Company subordinated in right of payment to the Securities.

                  "Subsidiary" means any Person, a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by another Person or by one or more of such other Person's other Subsidiaries, or by such other Person and one or more of such other Person's other Subsidiaries; provided that any Unrestricted Subsidiary of the Company shall not be deemed a Subsidiary of the Company under the Securities.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, or any successor statute.

                  "Trustee" means, except as set forth in Section 405 hereof, the Person named as the "Trustee" in the first paragraph of this Indenture, until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor trustee.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and
(ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary if all of the following conditions apply: (a) neither the Company nor any of its Subsidiaries provides credit support for Indebtedness of such Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (b) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness, (c) any Investment in such Unrestricted Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary shall not violate the provisions of Section 1019 and such Unrestricted Subsidiary is not party to any agreement, contract, arrangement or understanding at such time with the Company or any other Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such other Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed a Restricted Payment; and (d) such Unrestricted Subsidiary does not own any Capital Stock in any Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions and shall be deemed a Restricted Payment on the date of designation in an amount equal to the greater of (1) the net book value of such Investment or (2) the Fair Market Value of such Investment as determined in good faith by the Board of Directors. The Board of Directors may designate any Unrestricted Subsidiary as a Subsidiary of the Company; provided that either (x) the Unrestricted Subsidiary to be designated a Subsidiary of the Company has total assets of $1,000 or less at the time of its designation or (y) (i) immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the restrictions under Section 1008 and (ii) all Indebtedness of such Unrestricted Subsidiary shall be deemed to be incurred on the date such Unrestricted Subsidiary is designated a Subsidiary of the Company.

                  "Unrestricted Subsidiary Indebtedness" of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary (i) as to which neither the Company nor any of its

Subsidiaries is directly or indirectly liable (by virtue of the Company or any such Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Company or any of its Subsidiaries to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any of its Subsidiaries to declare, a default on such Indebtedness of the Company or any of its Subsidiaries or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

                  "Voting Stock" means Capital Stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                  "Wholly Owned Subsidiary" means a Subsidiary of the Company all the Capital Stock of which is owned by the Company or another Wholly Owned Subsidiary. For purposes of this definition any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary of the Company.

         Section 102.  Other Definitions.

            Term                                             Defined in Section
            ----                                             ------------------

            "Act"                                                   105
            "Change in Control Offer"                              1016
            "Change in Control Purchase Date"                      1016
            "Change in Control Purchase Notice"                    1016
            "Change in Control Purchase Price"                     1016
            "covenant defeasance"                                   403
            "Defaulted Interest"                                    307
            "defeasance"                                            402
            "Defeasance Redemption Date"                            404
            "Defeased Securities"                                   401
            "Deficiency"                                           1012
            "Excess Proceeds"                                      1012
            "incur"                                                1008
            "Offer"                                                1012
            "Offer Date"                                           1012
            "Offered Price"                                        1012
            "Pari Passu Debt Amount"                               1012
            "Pari Passu Offer"                                     1012
            "Permitted Payments"                                   1209
            "Required Filing Date"                                 1020
            "Restricted Payments"                                  1009
            "Security Amount"                                      1012
            "Security Register"                                     305
            "Security Registrar"                                    305
            "Special Payment Date"                                  307
            "Surviving Entity"                                      801
            "U.S. Government Obligations"                           404


           Section 103.  Compliance Certificates and Opinions.

                  Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company and any other obligor on the Securities (if applicable) shall furnish to the Trustee an Officers' Certificate in a form and substance reasonably acceptable to the Trustee stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with, and an Opinion of Counsel in a form and substance reasonably acceptable to the Trustee stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such certificates or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                  Every certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (a) a statement that each individual signing such certificate or individual or firm signing such opinion has read such covenant or condition and the definitions herein relating thereto;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of each such individual or such firm, he or it has made such examination or investigation as is necessary to enable him or it to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of each such individual or such firm, such condition or covenant has been complied with.

         Section 104.  Form of Documents Delivered to Trustee.

                  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an officer of the Company or other obligor on the Securities may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or other obligor on the Securities stating that the information with respect to such factual matters is in the possession of the Company or other obligor on the Securities, unless such officer or counsel knows, or in the exercise of reasonable care should know that the certificate or opinion or representations with respect to such matters are erroneous. Opinions of Counsel required to be delivered to the Trustee may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

                  Any certificate or opinion of an officer of the Company or other obligor on the Securities may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer knows or in the exercise of reasonable care should know that the certificate or opinion or representations with respect to the accounting matters upon which his certificate or opinion may be based are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent with respect to the Company.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Section 105.     Acts of Holders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 105.

                  (b) The ownership of Securities shall be proved by the Security Register.

                  (c) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

                  (d) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate of affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding Trust Indenture Act Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed.

                  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of Securities then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Securities then Outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

         Section 106.      Notices, etc., to the Trustee and the Company.

                  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

                  (a) the Trustee by any Holder or by the Company or any other obligor on the Securities shall be sufficient for every purpose (except as provided in Section 501(c)) hereunder if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Trustee Administration, or at any other address previously furnished in writing to the Holders, the Company or any other obligor on the Securities by the Trustee; or

                  (b) the Company by the Trustee or any Holder shall be sufficient for every purpose (except as provided in Section 501(c)) hereunder if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Company addressed to it at 1001 Tillman Street, Memphis, Tennessee 38112, Attention: Sheila Jordan Cunningham, or at any other address previously furnished in writing to the Trustee by the Company.

         Section 107.      Notice to Holders; Waiver.

                  Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

         Section 108.      Conflict with Trust Indenture Act.

                  If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, the provision or requirement of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

         Section 109.      Effect of Headings and Table of Contents.

                  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         Section 110.      Successors and Assigns.

                  All covenants and agreements in this Indenture by the Company shall bind successors and assigns, whether so expressed or not.

         Section 111.      Separability Clause.

                  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 112.      Benefits of Indenture.

                  Nothing in this Indenture or in the Securities, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent, the Holders and the holders of Senior Indebtedness) any benefit or any legal or equitable right, remedy or claim under this Indenture.

         SECTION 113.        GOVERNING LAW.

                  THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

         Section 114.      Legal Holidays.

                  In any case where any Interest Payment Date, Redemption Date, Maturity or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal or premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Maturity or Stated Maturity and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, Maturity or Stated Maturity, as the case may be, to the next succeeding Business Day.

         Section 115.      Independence of Covenants.

                  All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         Section 116.      Schedules and Exhibits.

                  All schedules and exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

         Section 117.      Counterparts.

                  This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.


                                   ARTICLE TWO

                                 SECURITY FORMS

         Section 201.      Forms Generally.

                  (a) The Initial Securities and the Trustee's certificate of authentication thereon shall be in substantially the forms set forth in Exhibit A or Exhibit B hereto, as applicable, which are hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and the certificate of authentication of the Trustee thereon shall be substantially in the form of Exhibit C or Exhibit D hereto, as applicable, which are hereby incorporated in and expressly made a part of this Indenture. The Securities may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, any organizational document or governing instrument or applicable law or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

         (b) Initial Securities shall be issued initially in the form of a permanent, global note in definitive, fully registered form, without coupons, substantially in the form of Exhibit A hereto (the "Initial Global Security"). Upon issuance, such Initial Global Security shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided and deposited with the Trustee as custodian for the Depositary. Any Initial Certificated Security that may be issued pursuant to Section 305 hereof, shall be issued in the form of a note in definitive, fully registered form, without coupons, substantially in the form set forth in Exhibit B hereto. Upon issuance, any such Initial Certificated Security shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided.

         (c) In the event Exchange Securities are issued pursuant to an Exchange Offer Registration in exchange for Initial Securities held in the form of the Initial Global Security, such Exchange Securities shall be issued initially in the form of a permanent global note in definitive, fully registered form, without coupons, substantially in the form set forth in Exhibit C hereto (the "Exchange Global Security"). Upon issuance, such Exchange Global Security shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided and deposited with the Trustee as custodian for the Depositary. Any Exchange Certificated Security that may be issued pursuant to
Section 305 hereof or in exchange for Initial Certificated Securities pursuant to a Registered Exchange Offer, shall be issued in the form of a note in definitive, fully registered form, without coupons, substantially in the form set forth in Exhibit D hereto. Upon issuance, any such Exchange Certificate Securities shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided.

         (d) The following legends shall appear on each Global Security and each Certificated Security as indicated below:

                  (i) Except as provided in Section 305 hereof, each Initial Global Security and Initial Certificated Security shall bear the following legend on the face thereof:

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY

                  ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER THEREOF OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY),
                  (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                  (ii) Each Global Security shall bear the following legend on the face thereof:

                  UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO BUCKEYE TECHNOLOGIES, INC. OR THE REGISTRAR FOR REGISTRATION OF TRANSFER OR EXCHANGE AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFER OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 305 OF THE INDENTURE, DATED AS OF JUNE 8, 1998, BETWEEN BUCKEYE TECHNOLOGIES, INC. AND THE TRUSTEE NAMED THEREIN, PURSUANT TO WHICH THIS NOTE WAS ISSUED.

                  (e) The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

         Section 202.      Form of Face of Security.

                  See Exhibit A.

         Section 203.      Form of Reverse of Securities.

                  See Exhibit A.

                                  ARTICLE THREE

                                 THE SECURITIES

         Section 301.      Title and Terms.

                  The Securities may be issued in two series, a series of Initial Securities and a series of Exchange Securities. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $150,000,000 in principal amount of Securities, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 303, 304, 305, 306, 906, 1012, 1016 or 1108.

                  The Securities shall be known and designated as the "8% Senior Subordinated Notes due 2010" of the Company. The Stated Maturity of the Securities shall be October 15, 2010, and the Securities shall each bear interest at the rate of 8% from June 11, 1998, or from the most recent Interest Payment Date to which interest has been paid, as the case may be, payable semiannually on April 15 and October 15, in each year, commencing October 15, 1998, until the principal thereof is paid or duly provided for. Interest on any overdue principal, interest (to the extent lawful) or premium, if any, shall be payable on demand.

                  The principal of, premium, if any, and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, and at such other office or agency of the Company as may be maintained for such purpose; provided, however, that interest may be paid at the option of the Company by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register.

                  The Securities shall be subject to repurchase by the Company pursuant to an Offer as provided in Section 1012.

                  Holders shall have the right to require the Company to purchase their Securities, in whole or in part, in the event of a Change in Control pursuant to Section 1016.

                  The Securities shall be redeemable as provided in Article Eleven and in the Securities.

                  At the election of the Company, the entire Indebtedness on the Securities or certain of the Company's obligations and covenants and certain Events of Default thereunder may be defeased as provided in Article Four.

                  The Indebtedness evidenced by the Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article 12.

         Section 302.      Denominations.

                  The Securities shall be issuable only in fully registered form without coupons, in denominations of $1,000 and any integral multiple thereof.

         Section 303.      Execution, Authentication, Delivery and Dating.

                  The Securities shall be executed on behalf of the Company by one of its Chairman of the Board, its President, its Chief Executive Officer, its Chief Operating Officer or one of its Senior Vice Presidents under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signatures of any of these officers on the Securities may be manual or facsimile.

         Upon compliance by the Company with the provisions of the previous paragraph, the Trustee shall, upon receipt of a Company Order requesting such action, authenticate (a) Initial Securities for original issuance in an aggregate principal amount not to exceed $150,000,000 in the form of the Initial Global Security or (b) Exchange Securities for issuance pursuant to an Exchange Offer Registration for Initial Securities in a principal amount equal to the principal amount of Initial Securities exchanged in such registered Exchange Offer. Such Company Order shall specify the amount of Securities to be authenticated and the date on which, in the case of clause (a) above, the Initial Securities or, in the case of clause (b) above, the Exchange Securities are to be authenticated and shall further provide instructions concerning registration, amounts for each Holder and delivery.

         Upon the occurrence of any event specified in Section 305 hereof and compliance by the Company with the provisions of the paragraph preceding the immediately preceding paragraph, the Company shall execute and the Trustee shall authenticate and deliver to each beneficial owner identified by the Depositary, in exchange for such beneficial owner's interest in the Initial Global Security or Exchange Global Security, as the case may be, Initial Certificated Securities or Exchange Certificated Securities, as the case may be, representing Securities theretofore represented by the Initial Global Security or Exchange Global Security, as the case may be.

                  At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as provided in this Indenture and not otherwise.

                  Each Security shall be dated the date of its authentication.

                  No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

                  In case the Company, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall sell, assign, convey, transfer, lease or otherwise dispose of substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation or surviving such merger, or into which the Company shall have been consolidated or merged, or the successor Person which shall have participated in the sale, assignment, conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 303 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities on behalf of the Trustee. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Security Registrar or Paying Agent to deal with the Company and its Affiliates.

         Section 304.      Temporary Securities.

                  Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

                  If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 1002 (or in accordance with Section 303, in the case of initial Securities), without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor alike principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

         Section 305.      Registration, Registration of Transfer and Exchange.

         (a) The following provisions of this paragraph (a) are applicable only to Initial Securities:

                  (i) By its acceptance of any Initial Security represented by a certificate bearing the Private Placement Legend, each Holder of, and beneficial owner of an interest in, such Initial Security acknowledges the restrictions on transfer of such Initial Security set forth in the Private Placement Legend and under the heading "Transfer Restrictions" in the Final Memorandum and agrees that it will transfer such Initial Security only in accordance with the Private Placement Legend and the restrictions set forth under the heading "Transfer Restrictions" in the Final Memorandum.

                  (ii) In connection with any transfer of an Initial Security bearing the Private Placement Legend other than to a Person whom the Holder reasonably believes to be a "qualified institutional buyer" under the Securities Act, such Holder shall deliver to the Company such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as reasonably may be requested by the Company to confirm that such transfer is being made in accordance with the limitations set forth in the Private Placement Legend. In the event the Company reasonably determines that any such transfer is not in accordance with the Private Placement Legend, the Company shall so inform the Registrar who shall not register such transfer; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such evidence.

                  (iii) Upon the registration of transfer, exchange or replacement of an Initial Security not bearing the Private Placement Legend, the Trustee shall deliver an Initial Security or Initial Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of an Initial Security bearing the Private Placement Legend, the Trustee shall deliver an Initial Security or Initial Securities bearing the Private Placement Legend, unless such legend may be removed from such Security as provided in the next sentence. The Private Placement Legend may be removed from an Initial Security if there is delivered to the Company such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of

         New York, as reasonably may be requested by the Company to confirm that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Initial Security will not violate the registration and prospect us delivery requirements of the Securities Act; provided that the Trustee shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such evidence. Upon provision of such evidence, the Trustee shall authenticate and deliver in exchange for such Initial Security an Initial Security or Initial Securities (representing the same aggregate principal amount of the Initial Security being exchanged) without such legend. If the Private Placement Legend has been removed from an Initial Security, as provided above, no other Initial Security issued in exchange for all or any part of such Initial Security shall bear such legend, unless the Company has reasonable cause to believe that such other Initial Security represents a "restricted security" within the meaning of Rule 144 and instructs the Trustee in writing to cause a legend to appear thereon.

                  (iv) The Company shall deliver to the Trustee, and the Trustee shall retain for two years, copies of all documents received pursuant to this Section 305. The Company shall have the right to inspect and make copies of all such documents at any reasonable time upon the giving of reasonable written notice to the Trustee.

         (b) Any Initial Securities which are presented to the Registrar for exchange pursuant to an Exchange Offer Registration shall be exchanged for Exchange Securities or equal principal amount upon surrender to the Registrar of the Initial Securities to be exchanged in accordance with the terms of the Exchange Offer Registration; provided that the Initial Securities so surrendered for exchange are duly endorsed and accompanied by a letter of transmittal or written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar and duly executed by the Holder thereof or such Holder's attorney who shall be duly authorized in writing to execute such document on behalf of such Holder. Whenever any Initial Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver to the surrendering Holder thereof Exchange Securities in the same aggregate principal amount as the Initial Securities so surrendered.

         (c) The Initial Global Security or Exchange Global Security, as the case may be, shall be exchanged by the Company for one or more Initial Certificated Securities or Exchange Certificated Securities, as the case may be, if (a) the Depositary (i) has notified the Company that it is unwilling or unable to continue as, or ceases to be, a clearing agency registered under
Section 17A of the Exchange Act and (ii) a successor to the Depositary registered as a clearing agency under Section 17A of the Exchange Act is not able to be appointed by the Company within 20 calendar days or (b) the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 calendar days. If an Event of Default occurs and is continuing, the Company shall, at the request of the Holder thereof, exchange all or part of the Initial Global Security or Exchange Global Security, as the case may be, for one or more Initial Certificated Securities or Exchange

Certificated Securities, as the case may be; provided that the principal amount of each of such Initial Certificated Securities or Exchange Certificated Securities, as the case may be, and such Global Security, after such exchange, shall be $1,000 or an integral multiple thereof. Whenever a Global Security is exchanged as a whole for one or more Initial Certificated Securities or Exchange Certificated Securities, as the case may be, it shall be surrendered by the Holder thereof to the Trustee for cancellation. Whenever a Global Security is exchanged in part for one or more Initial Certificated Securities or Exchange Certificated Securities, as the case may be, it shall be surrendered by the Holder thereof to the Trustee and the Trustee shall make the appropriate notations thereon. All Initial Certificated Securities or Exchange Certificated Securities, as the case may be, issued in exchange for a Global Security or any portion thereof shall be registered in such names, and delivered, as the Depositary shall instruct the Trustee. Any Initial Certificated Securities issued pursuant to this Section 305 shall include the Private Placement Legend, except as set forth in this Section 305 hereof. Interests in a Global Security may not be exchanged for Certificated Securities other than as provided in this
Section 305.

         (d) No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of Securities (other than in respect of an Exchange Offer Registration, except as provided in the Registration Rights Agreement).

         (e) All Securities issued upon any registration of transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered for such registration of transfer or exchange.

         (f) Prior to the effectiveness under the Securities Act of a Shelf Registration Statement, or at any time during the suspension or following the termination thereof, Holders of Initial Securities (or holders of interests therein) and prospective purchasers designated by such Holders of Initial Securities (or such holders of interests therein) shall have the right to obtain from the Company upon request by such Holders (or such holders of interests) or prospective purchasers, during any period in which the Company is not subject to
Section 13 or Section 15(d) of the Exchange Act, or is exempt from reporting pursuant to 12g3- 2(b) under the Exchange Act, the information required by paragraph (d)(4)(i) of Rule 144A in connection with any transfer or proposed transfer of such Securities or interests.

         (g) Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Security represented thereby shall be required to be reflected in book entry form. Transfers of a Global Security shall be limited to transfers in whole and not in part, to the Depositary, its successors, and their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary (or its successors).

         (h) IBJ Schroder Bank and Trust Company shall initially be the "Registrar" for the purpose of registering Securities and transfers of Securities as herein provided. The Company shall cause the Registrar to keep, so long as it is the Security Registrar, at its corporate office at One State Street, New York, New York 10004, or such other office as the Registrar may designate, a register (the register maintained in such office or in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as the Registrar may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Company may appoint one or more co-registrars.

                  Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series of any authorized denomination or denominations, of a like aggregate principal amount.

                  At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities of the same series which the Holder making the exchange is entitled to receive.

                  All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

                  Every Security presented or surrendered for registration of transfer, or for exchange or redemption shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

                  No service charge shall be made to a Holder for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 303, 304, 305, 306, 906, 1012, 1016 or 1108 not involving any transfer.

                  The Company shall not be required (a) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Securities selected for redemption under Section 1104 and ending at the close of business on the day of such mailing or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.

         Section 306.      Mutilated, Destroyed, Lost and Stolen Securities.

                  If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee, such security or indemnity, in each case, as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon a Company Request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount, bearing a number not contemporaneously Outstanding.

                  In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a replacement Security, pay such Security.

                  Upon the issuance of any replacement Securities under this Section, the Company may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                  Every replacement Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and any other obligor upon the Securities, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         Section 307.      Payment of Interest; Interest Rights Preserved.

                  Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment.

                  Any interest on any Security which is payable, but is not punctually paid or duly provided for, on the Stated Maturity of such and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful (such defaulted interest and interest thereon herein collectively called "Defaulted Interest"), shall forthwith cease to be payable to the Holder on the Regular Record Date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Subsection (a) or (b) below:

                  (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the "Special Payment Date"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the Special Payment Date, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Subsection provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Special Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Payment Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following Subsection (b).

                  (b) The Company may make payment to the Persons in whose name the Securities are registered at the close of business on the Special Record Date of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this Subsection, such payment shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions of this Section 307, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

         Section 308.      Persons Deemed Owners.

                  Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

         Section 309.      Cancellation.

                  All Securities surrendered for payment, purchase, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 309, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be returned to the Company. The Trustee shall provide the Company a list of all Securities that have been cancelled from time to time as requested in writing by the Company.

         Section 310.      Computation of Interest.

                  Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

         Section 311.      CUSIP Numbers.

                  The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.


                                  ARTICLE FOUR

                       DEFEASANCE AND COVENANT DEFEASANCE

         Section 401. Company's Option to Effect Defeasance or Covenant Defeasance.

                  The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either Section 402 or
Section 403 be applied to all of the Outstanding Securities (the "Defeased Securities"), upon compliance with the conditions set forth below in this Article Four.

         Section 402.      Defeasance and Discharge.

                  Upon the Company's exercise under Section 401 of the option applicable to this Section 402, the Company and any other obligor upon the Securities, if any, shall be deemed to have been discharged from its obligations with respect to the Defeased Securities on the date the conditions set forth in
Section 404 below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that each of the Company and any other obligor upon the Securities shall be deemed to have paid and discharged the entire Indebtedness represented by the Defeased Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 405 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, and, upon Company Request, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Securities to receive, solely from the trust fund described in Section 404 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (b) the Company's obligations with respect to such Defeased Securities under Sections 304, 305, 306, 1002 and 1003, (c) the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under Section 606, and (d) this Article Four. Subject to compliance with this Article Four, the Company may exercise its option under this Section 402 notwithstanding the prior exercise of its option under Section 403 with respect to the Securities.

         Section 403.      Covenant Defeasance.

                  Upon the Company's exercise under Section 401 of the option applicable to this Section 403, the Company and any other obligor upon the Securities shall be released from its obligations under any covenant or provision contained or referred to in Sections 1005 through 1020, inclusive, and the provisions of clauses (iii) and (iv) of
Section 801(a) and Article Twelve shall not apply, with respect to the Defeased Securities on and after the date the conditions set forth in Section 404 below are satisfied (hereinafter, "covenant defeasance"), and the Defeased Securities shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants and the provisions of Article Twelve, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Securities, the Company and any such obligor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly, by reason of any reference elsewhere herein or in such Defeased Securities or other documents to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(c) but, except as specified above, the remainder of this Indenture and such Defeased Securities shall be unaffected thereby.

         Section 404.      Conditions to Defeasance or Covenant Defeasance.

                  The following shall be the conditions to application of either
Section 402 or Section 403 to the Defeased Securities:

                  (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions of this Article Four applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) United States dollars in an amount, (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms and with no further reinvestment will provide, not later than one day before the due date of any payment, money in an amount, or (c) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest on the Defeased Securities on the Stated Maturity of such principal or installment of principal or interest (or on any date after October 15, 2003 (such date being referred to as the "Defeasance Redemption Date")), if at or prior to exercising under Section 401 either its option applicable to Section 402 or its option applicable to Section 403, the Company shall have delivered to the Trustee an irrevocable notice to redeem all of the Outstanding Securities on the Defeasance Redemption Date); provided that the Trustee (or such qualifying trustee) shall have been irrevocably instructed to apply such United States dollars or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities; and provided, further, that the United States dollars or U.S. Government Obligations deposited shall not be subject to the rights of the holders of Senior Indebtedness pursuant to the provisions of Article Twelve. For this purpose, "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

                  (2) In the case of an election under Section 402, the Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Independent Counsel in the United States shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

                  (3) In the case of an election under Section 403, the Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

                  (4) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as subsections 501(g) and (h) are concerned, at any time during the period ending on the 91st day after the date of deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

                  (5) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in this Indenture and for purposes of the Trust Indenture Act with respect to any securities of the Company or any other obligor upon the Securities (assuming the Securities are in default within the meaning of said Act).

                  (6) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it is bound.

                  (7) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, unless such trust shall be qualified under such Act or exempt from regulation thereunder.

                  (8) The Company shall have delivered to the Trustee an Opinion of Independent Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

                  (9) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others.

                  (10) No event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Securities on the date of such deposit or at any time ending on the 91st day after the date of such deposit.

                  (11) The Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Independent Counsel in the United States, each stating that all conditions precedent provided for relating to either the defeasance under Section 402 or the covenant defeasance under Section 403 (as the case may be) have been complied with as contemplated by this Section 404.

                  Opinions of Counsel or Opinions of Independent Counsel required to be delivered under this Section may have qualifications customary for opinions of the type required and counsel delivering such opinions may rely on certificates of the Company or government or other officials customary for opinions of the type required, which certificates shall be limited as to matters of fact, including that various financial covenants have been complied with.

         Section 405. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

                  Subject to the provisions of the last paragraph of Section 1003, all United States dollars and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee--collectively for purposes of this Section 405, the "Trustee") pursuant to Section 404 in respect of the Defeased Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (excluding the Company or any of its Affiliates acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law. Money so held in trust shall not be subject to the provisions of Article Twelve.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Defeased Securities.

                  Anything in this Article Four to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any United States dollars or U.S. Government Obligations held by it as provided in Section 404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect defeasance or covenant defeasance.

         Section 406.      Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 402 or 403, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities, and the provisions of Article Twelve hereof, shall be revived and reinstated as though no deposit had occurred pursuant to Section 402 or 403, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such United States dollars or U.S. Government Obligations in accordance with Section 402 or 403, as the case may be; provided, however, that if the Company makes any payment to the Trustee or Paying Agent of principal, premium, if any, or interest on any Security following the reinstatement of its obligations, the Trustee or Paying Agent shall promptly pay any such amount to the Holders of the Securities and the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the United States dollars and U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE FIVE

                                    REMEDIES

         Section 501.      Events of Default.

                  "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Twelve or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) there shall be a default in the payment of any interest on any Security when it becomes due and payable, and such default shall continue for a period of 30 days;

                  (b) there shall be a default in the payment of the principal of (or premium, if any, on) any Security at its Maturity (upon acceleration, optional or mandatory redemption, if any, required repurchase or otherwise);

                  (c) (i) there shall be a default in the performance, or breach, of any covenant or agreement of the Company under this Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in Subsection (a) or (b) of this Section 501 or in clauses (ii), (iii) and (iv) of this Subsection (c) of this Section 501) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or
(y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities, specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; (ii) there shall be a default in the performance or breach of the provisions of Article Eight; (iii) the Company shall have failed to make or consummate an Offer in accordance with the provisions of Section 1012; or (iv) the Company shall have failed to make or consummate a Change in Control Offer in accordance with the provisions of Section 1016;

                  (d) one or more defaults shall have occurred under any agreements, indentures or instruments under which the Company or any of its Subsidiaries then has outstanding Indebtedness in excess of $10 million in the aggregate and, if such Indebtedness has not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

                  (e) one or more judgments, orders or decrees for the payment of money in excess of $10 million, either individually or in the aggregate, shall be rendered against the Company or any of its Subsidiaries or any of their respective properties and shall not be discharged and either (i) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (ii) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

                  (f) any holder or holders of at least $10 million in aggregate principal amount of Indebtedness of the Company or any of its Subsidiaries after a default under such Indebtedness shall notify the Trustee of the intended sale or disposition of any assets of the Company or any of its Subsidiaries that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set-off), to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of Indebtedness, assets of the Company or any of its Subsidiaries (including funds on deposit or held pursuant to lock-box and other similar arrangements);

                  (g) there shall have been the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of the Company or any of its Subsidiaries in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging the Company or any of its Subsidiaries bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any of its Subsidiaries or of any substantial part of their respective properties, or ordering the winding up or liquidation of their respective affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

                  (h) (i) the Company or any of its Subsidiaries commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (ii) the Company or any of its Subsidiaries consents to the entry of a decree or order for relief in respect of the Company or any such Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (iii) the Company or any of its Subsidiaries files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (iv) the Company or any of its Subsidiaries (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any such Subsidiary or of any substantial part of their respective properties, (2) makes an assignment for the benefit of creditors or (3) admits in writing its inability to pay its debts generally as they become due, or (v) the Company or any of its Subsidiaries takes any corporate action in furtherance of any such actions in this paragraph (h).

         Section 502.      Acceleration of Maturity; Rescission and Annulment.

                  If an Event of Default (other than an Event of Default specified in Sections 501(g) and (h)) shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities Outstanding may, and the Trustee at the request of the Holders of not less than 25% in aggregate principal amount of the Securities Outstanding shall, declare all unpaid principal of, premium, if any, and accrued interest on all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Securities) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. If an Event of Default specified in clause (g) or
(h) of Section 501 occurs and is continuing with respect to the Company and is continuing, then all the Securities shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Securities, together with premium, if any, and accrued and unpaid interest, if any, to the date the Securities become due and payable, without any declaration or other act on the part of the Trustee or any Holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of Securities by appropriate judicial proceedings.

                  After such declaration of acceleration but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Securities Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

                  (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

                           (i) all sums paid or advanced by the Trustee under Section 607 and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

                           (ii) all overdue interest on all Outstanding Securities,

                           (iii) the principal of and premium, if any, on any Outstanding Securities which have become due otherwise than by such declaration of acceleration and interest thereon at a rate borne by the Securities, and

                           (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities; and

                  (b) all Events of Default, other than the non-payment of principal of the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

         Section 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

                  The Company covenants that if:

                  (a) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

                  (b) default is made in the payment of the principal of or premium, if any, on any Security at the Stated Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, subject to Article Twelve, the whole amount then due and payable on such Securities for principal and premium, if any, and interest, with interest upon the overdue principal and premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

                  If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy, subject however to Section 512. No recovery of any such judgment upon any property of the Company shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

         Section 504.    Trustee May File Proofs of Claim.

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (a) to file and prove a claim for the whole amount of principal, and premium, if any, and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                  (b) subject to Article Twelve, to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         Section 505. Trustee May Enforce Claims without Possession of
Securities.

                  All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

         Section 506.    Application of Money Collected.

                  Any money collected by the Trustee pursuant to this Article or otherwise on behalf of the Holders or the Trustee pursuant to this Article or through any proceeding or any arrangement or restructuring in anticipation or in lieu of any proceeding contemplated by this Article shall be applied, subject to applicable law, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST: To the payment of all amounts due the Trustee under
Section 607;

                  SECOND: Subject to Article Twelve, to the payment of the amounts then due and unpaid upon the Securities for principal, premium, if any, and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest; and

                  THIRD: Subject to Article Twelve, the balance, if any, to the Person or Persons entitled thereto, including the Company, provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

         Section 507.    Limitation on Suits.

                  No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                  (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                  (b) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee hereunder;

                  (c) such Holder or Holders have offered to the Trustee an indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (d) the Trustee for 15 days after its receipt of such notice, request and offer (and if requested, provision) of indemnity has failed to institute any such proceeding; and

                  (e) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Security to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or any Security, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

         Section 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

                  Notwithstanding any other provision in this Indenture, but subject to Article Twelve, the Holder of any Security shall have the right based on the terms stated herein, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repurchase, on the Redemption Date or the repurchase date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder, subject to Article Twelve.

         Section 509.    Restoration of Rights and Remedies.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, any other obligor on the Securities, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

         Section 510.    Rights and Remedies Cumulative.

                  Except as provided in Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 511.    Delay or Omission Not Waiver.

                  No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         Section 512.    Control by Holders.

                  The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

                  (a) such direction shall not be in conflict with any rule of law or with this Indenture (including, without limitation, Section 507), expose the Trustee to personal liability, or be unduly prejudicial to Holders not joining therein; and

                  (b) subject to the provisions of Section 315 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         Section 513.    Waiver of Past Defaults.

                  The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past Default hereunder and its consequences, except a
Default:

                  (a) in the payment of the principal of, premium, if any, or interest on any Security; or

                  (b) in respect of a covenant or a provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Security Outstanding affected by such modification or amendment.

                  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

         Section 514.    Undertaking for Costs.

                  All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

         Section 515.    Waiver of Stay, Extension or Usury Laws.

                  Each of the Company and any other obligor upon the Securities covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company or any such obligor from paying all or any portion of the principal of, premium, if any, or interest on the Securities contemplated herein or in the Securities or which may affect the covenants or the performance of this Indenture; and each of the Company and any such obligor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         Section 516.    Remedies Subject to Applicable Law.

                  All rights, remedies and powers provided by this Article Five may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Indenture are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.


                                   ARTICLE SIX
                                   THE TRUSTEE
         Section 601.      Duties of Trustee.

                  Subject to the provisions of Trust Indenture Act Section 315(a) through 315(d):

                  (a) if a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) except during the continuance of a Default or an Event of Default:

                           (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee; and

                           (2) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

                  (c) the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                           (1) this Subsection (c) does not limit the effect of Subsection (b) of this Section 601;

                           (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith, in accordance with a direction of the Holders of a majority in principal amount of Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power confirmed upon the Trustee under this Indenture.

                  (d) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (e) whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Subsections (a), (b), (c) and (d) of this Section 601.

                  (f) the Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

         Section 602.      Notice of Defaults.

                  Within 90 days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders and any other persons entitled to receive reports pursuant to Section 313(c) of the Trust Indenture Act, as their names and addresses appear in the Security Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

         Section 603.      Certain Rights of Trustee.

                  Subject to the provisions of Section 601 hereof and Trust Indenture Act Sections 315(a) through 315(d):

                  (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                  (c) the Trustee may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

                  (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein or thereby in compliance with such request or direction;

                  (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of the negligence, bad faith or willful misconduct of the Trustee;

                  (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; provided, further, the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

                  (g) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                  (h) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

                  (i) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

         Section 604. Trustee Not Responsible for Recitals, Dispositions of Securities or Application of Proceeds Thereof.

                  The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

         Section 605. Trustee and Agents May Hold Securities; Collections; etc.

                  The Trustee, any Paying Agent, Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities, with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent and, subject to Sections 608 and 613 hereof and Trust Indenture Act Sections 310 and 311, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent.

         Section 606.      Money Held in Trust.

                  All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Except for funds or securities deposited with the Trustee pursuant to Article Four, the Trustee shall be required to invest all moneys received by the Trustee, until used or applied as herein provided, in Cash Equivalents in accordance with the specific written directions of the Company.

         Section 607. Compensation and Indemnification of Trustee and Its Prior Claim.

                  The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct. The Company also covenants and agrees to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any and all claim, loss, damage, liability, tax, assessment or other governmental charge (other than taxes applicable to the Trustee's compensation hereunder) or expense incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section 607 and also including any liability which the Trustee may incur as a result of failure to withhold, pay or report any tax, assessment or other governmental charge, and the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Company under this
Section 607 to compensate, reimburse and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee and each predecessor Trustee.

                  The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 607, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

                  When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(g) or Section 501(h), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

         Section 608. Conflicting Interests.

                  The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act.

         Section 609. Corporate Trustee Required; Eligibility.

                  There shall at all times be a Trustee hereunder which shall be eligible to act as trustee under Trust Indenture Act Section 310(a)(5) and which shall have an office in The City of New York, a combined capital and surplus of at least $100,000,000, to the extent there is an institution eligible and willing to serve. If the Trustee does not have an office in The City of New York, the Trustee may appoint an agent in The City of New York reasonably acceptable to the Company to conduct any activities which the Trustee may be required under this Indenture to conduct in The City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 609, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 609, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         Section 610. Resignation and Removal; Appointment of Successor Trustee.

                  (a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor trustee under
Section 611.

                  (b) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee.

                  (c) The Trustee may be removed at any time by an Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

                  (d)      If at any time:

                           (1) the Trustee shall fail to comply with the provisions of Trust Indenture Act Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months,

                           (2)      the Trustee shall cease to be eligible under
                  Section 609 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                           (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

                  (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor trustee and shall comply with the applicable requirements of Section
611. If an instrument of acceptance by a successor trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, or after such removal or incapacity, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, the Company has not appointed a successor Trustee, a successor trustee shall be appointed by the Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee. Such successor trustee so appointed shall forthwith upon its acceptance of such appointment become the successor trustee and supersede the successor trustee appointed by the Company. If no successor trustee shall have been so appointed by the Company or the Holders of the Securities and accepted appointment in the manner hereinafter provided, the Holder of any Security who has been a bona fide Holder for at least six months may, subject to Section 514, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee.

                  (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office or agent hereunder.

         Section 611.      Acceptance of Appointment by Successor.

                  Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor trustee, upon payment of its charges pursuant to Section 607 then unpaid, such retiring Trustee shall pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a prior lien upon all property or funds held or collected by such Trustee or such successor trustee to secure any amounts then due such Trustee pursuant to the provisions of Section 607.

                  No successor trustee with respect to the Securities shall accept appointment as provided in this Section 611 unless at the time of such acceptance such successor trustee shall be eligible to act as trustee under the provisions of Trust Indenture Act Section 310(a) and this

Article Six and shall have a combined capital and surplus of at least $100,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 609.

                  Upon acceptance of appointment by any successor trustee as provided in this Section 611, the Company shall give notice thereof to the Holders of the Securities, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 610. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

         Section 612. Merger, Conversion, Consolidation or Succession to
Business.

                  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under Trust Indenture Act
Section 310(a) and this Article Six and shall have a combined capital and surplus of at least $100,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 609 without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                  In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, amalgamation, conversion or consolidation.

         Section 613. Preferential Collection of Claims Against Company.

                  If and when the Trustee shall be or become a creditor of the Company (or other obligor under the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor). A Trustee who has resigned or been removed shall be subject to the Trust Indenture Act Section 311 (a) to the extent indicated therein.




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

                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

         Section 701. Company to Furnish Trustee Names and Addresses of Holders.

                  The Company will furnish or cause to be furnished to the Trustee

                  (a) semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

                  (b) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content to that in Subsection (a) hereof as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Security Registrar, no such list need be furnished.

         Section 702. Disclosure of Names and Addresses of Holders.

                  Holders may communicate pursuant to Trust Indenture Act
Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities, and the Trustee shall comply with Trust Indenture Act Section 312(b). The Company, the Trustee, the Registrar and any other Person shall have the protection of Trust Indenture Act Section 312(c). Further, every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with Trust Indenture Act Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Trust Indenture Act Section 312.

         Section 703. Reports by Trustee.

                  (a) Within 60 days after May 15 of each year commencing with the first May 15 after the issuance of Securities, the Trustee, if so required under the Trust Indenture Act, shall transmit by mail to all Holders, in the manner and to the extent provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15 in accordance with and with respect to the matters required by Trust Indenture Act Section 313(a). The Trustee shall also transmit by mail to all Holders, in the manner and to the extent provided in Trust Indenture Act Section 313(c), a brief report in accordance with and with respect to the matters required by Trust Indenture Act Section 313(b)(2).

                  (b) A copy of each report transmitted to Holders pursuant to this Section 703 shall, at the time of such transmission, be mailed to the Company and filed with each stock exchange, if any, upon which the securities are listed and also with the Commission. The Company will promptly notify the Trustee when the Securities are listed on any stock exchange.

         Section 704. Reports by Company.

                  The Company shall:

                  (a) file with the Trustee, within 30 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall (i) deliver to the Trustee annual audited financial statements of the Company and its Subsidiaries, prepared on a consolidated basis in conformity with GAAP, within 150 days after the end of each fiscal year of the Company, and (ii) file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

                  (b) file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as is required from time to time by such rules and regulations (including such information, documents and reports referred to in Trust Indenture Act Section 314(a)); and

                  (c) within 30 days after the filing thereof with the Trustee, transmit by mail to all Holders in the manner and to the extent provided in Trust Indenture Act Section 313(c), such summaries of any information, documents and reports required to be filed by the Company pursuant to Section 1020 hereunder and subsections (a) and (b) of this Section as is required by rules and regulations prescribed from time to time by the Commission.

                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).


                                  ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

         Section 801. Company May Consolidate, etc., Only on Certain Terms.

                  The Company will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

                           (i) either (1) the Company shall be the continuing
                  corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis (the "Surviving Entity") shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, in a form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture, as the case may be, and the Securities and this Indenture shall remain in full force and effect as so supplemented;

                           (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Subsidiaries which becomes an obligation of the Company or any of its Subsidiaries in connection with or as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

                           (iii) immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 1008; and

                           (iv) at the time of the transaction the Company or the Surviving Entity shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

         Section 802. Successor Substituted.

                  Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such successor had been named as the Company herein and in the Securities. When a successor (other than a successor that is an Affiliate of the Company) assumes all the obligations of its predecessor under this Indenture or the Securities, the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Securities.

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

         Section 901. Supplemental Indentures and Agreements without Consent of Holders.

                  Without the consent of any Holders, the Company and any other obligor upon the Securities, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form and substance satisfactory to the Trustee, for any of the following purposes:

                  (a) to evidence the succession of another Person to the Company or any other obligor upon the Securities, and the assumption by any such successor of the covenants of the Company or such obligor herein and in the Securities in accordance with Article Eight;

                  (b) to add to the covenants of the Company or any other obligor upon the Securities for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or any other obligor upon the Securities, as applicable, herein or in the Securities;

                  (c) to cure any ambiguity, to correct or supplement any provision herein or in the Securities which may be defective or inconsistent with any other provision herein or in the Securities or to make any other provisions with respect to matters or questions arising under this Indenture or the Securities; provided that, in each case, such provisions shall not adversely affect the interests of the Holders;

                  (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 905 or otherwise;

                  (e) to add a Guarantor pursuant to the requirements of Section 1014 or 1015;

                  (f) to evidence and provide the acceptance of the appointment of a successor trustee hereunder; or

                  (g) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Indenture Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise.

         Section 902. Supplemental Indentures and Agreements with Consent of Holders.

                  With the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by Board Resolutions, and the Trustee may (i) enter into an indenture or indentures supplemental hereto in form and substance satisfactory to the Trustee, for the purpose of adding any provisions to or amending, modifying or changing in any manner or eliminating any of the provisions of this Indenture or the Securities (including but not limited to, for the purpose of modifying in any manner the rights of the Holders under this Indenture or the Securities) or (ii) waive compliance with any provision in this Indenture or the Securities (other than waivers of past Defaults covered by Section 513 and waivers of covenants which are covered by Section 1022); provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

                  (a) change the Stated Maturity of the principal of, or any installment of interest on, any Security or waive a default in the payment of the principal or interest on any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
Date);

                  (b) amend, change or modify the obligation of the Company to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with Section 1012 or the obligation of the Company to make and consummate a Change in Control Offer in the event of a Change in Control in accordance with Section 1016, including amending, changing or modifying any definitions with respect thereto;

                  (c) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

                  (d) modify any of the provisions of this Section 902 or
Section 513 or 1022, except to increase the percentage in principal amount of the Outstanding Securities the consent of whose Holders is required for any such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby;

                  (e) except as otherwise permitted under Article Eight, consent to the assignment or transfer by the Company of any of its rights and obligations under this Indenture; or

                  (f) amend or modify any of the provisions of this Indenture relating to the subordination of the Securities in any manner adverse to the Holders or otherwise affect the ranking of the Securities in any manner adverse to the Holders.

                  Upon the written request of the Company accompanied by a copy of Board Resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture.

                  It shall not be necessary for any Act of Holders under this
Section 902 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         Section 903. Execution of Supplemental Indentures.

                  In executing, or accepting the additional trusts created by, any supplemental indenture or waiver permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Trust Indenture Act Section 315(a) through 315(d) and Section 602 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate stating that the execution of such supplemental indenture (a) is authorized or permitted by this Indenture and
(b) does not violate the provisions of any agreement or instrument evidencing any other Indebtedness of the Company or any of its Subsidiaries. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Section 904. Effect of Supplemental Indentures.

                  Upon the execution of any supplemental indenture under this Article, this Indenture and the Securities shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         Section 905. Conformity with Trust Indenture Act.

                  Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect.

         Section 906. Reference in Securities to Supplemental Indentures.

                  Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

         Section 907. Notice of Supplemental Indentures.

                  Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture.

         Section 908. Revocation and Effect of Consents.

                  Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same Indebtedness as the consenting Holder's Security, even if a notation of the consent is not made on any Security. However, any such Holder, or subsequent Holder, may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver shall become effective in accordance with its terms and thereafter bind every Holder.


                                   ARTICLE TEN

                                    COVENANTS

         Section 1001. Payment of Principal, Premium and Interest.

                  Subject to the provisions of Article Twelve, the Company shall duly and punctually pay the principal of, premium, if any, and interest on the Securities in accordance with the terms of the Securities and this Indenture.

         Section 1002. Maintenance of Office or Agency.

                  The Company shall maintain in The City of New York an office or agency where Securities may be presented or surrendered for payment, and where Securities may be surrendered for registration of transfer, redemption or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location and any change in the location of any such offices or agencies. If at any time the Company shall fail to maintain any such required offices or agencies or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the agent of the Trustee described above and the Company hereby appoints such agent as its agent to receive all such presentations, surrenders, notices and demands.

                  The Company may from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

         Section 1003. Money for Security Payments to Be Held in Trust.

                  If the Company or any of its Affiliates shall at any time act as Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Securities, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

                  If the Company or any of its Affiliates is not acting as Paying Agent, the Company will, on or before each due date of the principal of, premium, if any, or interest on, any Securities, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

                  If the Company is not acting as Paying Agent, the Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                  (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (b) give the Trustee notice of any Default by the Company (or any other obligor upon the Securities) in the making of any payment of principal, premium, if any, or interest;

                  (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

                  (d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and disabilities of such Paying Agent.

                  The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall promptly be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), and mail to each such Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, publication and mailing, any unclaimed balance of such money then remaining will promptly be repaid to the Company.

         Section 1004. Corporate Existence.

                  Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and related rights and franchises (charter and statutory) of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise or the corporate existence of any such Subsidiary if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof would not reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder; and provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Subsidiary of the Company or any of its assets in compliance with the terms of this Indenture.

         Section 1005. Payment of Taxes and Other Claims.

                  The Company shall pay or discharge or cause to be paid or discharged, on or before the date the same shall become due and payable, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries shown to be due on any return of the Company or any of its Subsidiaries or otherwise assessed or upon the income, profits or property of the Company or any of its Subsidiaries if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder and
(b) all lawful claims for labor, materials and supplies, which, if unpaid, would by law become a Lien upon the property of the Company or any of its Subsidiaries, except for any Lien permitted to be incurred under Section 1012, if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.


         Section 1006. Maintenance of Properties.

                  The Company shall cause all material properties owned by the Company or any of its Subsidiaries or used or held for use in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the reasonable judgment of the Company may be consistent with sound business practice and necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the reasonable judgment of the Company, desirable in the conduct of its business or the business of any of its Subsidiaries and not reasonably expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

         Section 1007. Insurance.

                  The Company shall at all times keep all of its and its Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company in good faith to be financially sound and responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in the same general geographic areas in which the Company and its Subsidiaries operate, except where the failure to do so could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or prospects of the Company and its Subsidiaries, taken as a whole.

         Section 1008. Limitation on Indebtedness.

                  The Company will not, and will not permit any of its Subsidiaries to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur (collectively, "incur"), any Indebtedness (including any Acquired Indebtedness) other than Permitted Indebtedness which may be incurred at any time, except for (a) Indebtedness of the Company and (b) Permitted Subsidiary Indebtedness; provided that, in each case, the Company's Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters for which financial results are available immediately preceding the incurrence of such Indebtedness taken as one period (and after giving pro forma effect to (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such applicable period; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Subsidiaries since the first day of such applicable period as if such Indebtedness was incurred, repaid or retired at the beginning of such applicable period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such applicable period); (iii) in the case of Acquired Indebtedness or any acquisition occurring at the time of the incurrence of such Indebtedness, the related acquisition, assuming such acquisition had been consummated on the first day of such applicable period; and (iv) any acquisition or disposition by the Company and its Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such applicable period, assuming such acquisition or disposition had been consummated on the first day of such applicable period) is at least equal to or greater than 2.0:1.0x.

         Section 1009. Limitation on Restricted Payments.

                  (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

                           (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Company's Capital Stock (other than dividends or distributions payable solely in its shares of Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

                           (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, the Company's Capital Stock or any Capital Stock of any Affiliate of the Company (other than Capital Stock of any Wholly Owned Subsidiary) or options, warrants or other rights to acquire such Capital Stock;

                           (iii)    make any principal payment on, or
                  repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness;

                           (iv) declare or pay any dividend or distribution on any Capital Stock of any Subsidiary of the Company to any Person (other than (a) to the Company or any Wholly Owned Subsidiary or (b) to all holders of Capital Stock of such Subsidiary on a pro rata basis);

                           (v) incur, create or assume any guarantee of Indebtedness of any Affiliate of the Company (other than (a) guarantees of Indebtedness of a Wholly Owned Subsidiary given by the Company or (b) guarantees of Indebtedness of the Company given by any Subsidiary of the Company, in each case, in accordance with the terms of this Indenture); or

                           (vi) make any Investment in any Person (other than any Permitted Investments)

(any of the foregoing actions described in clauses (i) through (vi), other than any such action that is a Permitted Payment (as defined below), collectively, "Restricted Payments") (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution), unless
(1) immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an "event of default" under the terms of any Indebtedness of the Company or its Subsidiaries; (2) immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions contained in Section 1008; and
(3) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after the date of this Indenture, does not exceed the sum of:

         (A)      $50 million;

         (B) 50% of the aggregate cumulative Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning July 1, 1998 and ending on the last day of the Company's last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

         (C) the aggregate Net Cash Proceeds received after the date of this Indenture by the Company from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth in clause (ii) or (iii) of paragraph (b) of this
                  Section 1009);

         (D) the aggregate Net Cash Proceeds received after the date of this Indenture by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company;

         (E) the aggregate Net Cash Proceeds received after the date of this Indenture by the Company from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of the Company or its Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such converted debt securities or Redeemable Capital Stock were issued after the date of this Indenture, the aggregate Net Cash Proceeds from their original issuance; and

         (F) to the extent not otherwise included in the Company's Consolidated Net Income, the aggregate payments in cash of interest on Indebtedness or dividends or other distributions received by the Company or any of its Subsidiaries after the date of this Indenture from any Unrestricted Subsidiary (or from redesignation of an Unrestricted Subsidiary as a Subsidiary of the Company), except to the extent any such payments are in respect of taxes to be paid by the Company with respect to the operations of such Unrestricted Subsidiary.

                  (b) Notwithstanding the foregoing, and in the case of clauses (ii) through (vii) below, so long as there is no Default or Event of Default continuing, the foregoing provisions shall not prohibit the following actions (each of clauses (i) through (iv) being referred to as a "Permitted Payment"):

                           (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (a) of this Section 1009 and such payment shall have been deemed to have been paid on such date of declaration and shall not have been deemed a "Permitted Payment" for purposes of the calculation required by paragraph
                  (a) of this Section 1009;

                           (ii) the repurchase, redemption, or other acquisition or retirement of any shares of any class of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issue and sale for cash (other than to a Subsidiary of the Company) of, other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are, to the extent so used, excluded from clause (3)(C) of paragraph (a) of this Section 1009;

                           (iii) the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or in an amount not in excess of the net proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Capital Stock of the Company, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are, to the extent so used, excluded from clause (3)(C) of paragraph (a) of this Section 1009;

                           (iv) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a "refinancing") through the substantially concurrent issuance of new Subordinated Indebtedness of the Company, provided that any such new Subordinated Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Subordinated Indebtedness being refinanced or
                  (II) the amount of premium or other payment actually paid at such time to refinance the Subordinated Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing; (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Securities; (3) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Securities; and (4) is expressly subordinated in right of payment to the Securities at least to the same extent as the Subordinated Indebtedness to be refinanced;

                           (v)      the repurchase of any Subordinated
                  Indebtedness of the Company at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a Change in Control pursuant to a provision similar to Section 1016; provided that prior to or simultaneously with such repurchase, the Company has made the Change in Control Offer as provided in Section 1016 and has repurchased all Securities validly tendered for payment in connection with such Change in Control Offer;

                           (vi)     the repurchase of any Subordinated
                  Indebtedness of the Company, at a purchase price not greater than 100% of the principal amount of such Indebtedness in the event of an Asset Sale pursuant to a provision similar to
                  Section 1012; provided that prior to such repurchase the Company has made an Offer to purchase the Securities as provided in Section 1012 and has repurchased all Securities validly tendered for payment in connection with such Offer; and

                           (vii) the repurchase of shares of Capital Stock of the Company from employees of the Company upon termination of employment, death or retirement pursuant to the terms of an employee benefit plan or employment agreement; provided that the aggregate amount of all such repurchases in any 12-month period may not exceed $2 million plus the aggregate amount by which repurchases in prior years was less than $2 million.

         Section 1010. Limitation on Transactions with Affiliates.

                  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than the Company or a Wholly Owned Subsidiary) unless (i) such transaction or series of related transactions is in writing and on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm's-length dealings with an unrelated third party, (ii) with respect to any transaction or series of related transactions involving an aggregate value in excess of $1 million, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above and (iii) with respect to any transaction or series of related transactions involving an aggregate value in excess of $5 million, either (x) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or (y) the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transactions or series of related transactions is fair to the Company or such Subsidiary from a financial point of view; provided, however, that this provision shall not apply to any transaction with an officer or director of the Company or any of its Subsidiaries entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of the Company or any of its Subsidiaries, including under any stock option or stock incentive plans).

         Section 1011. Limitation on Liens.

                  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur or affirm any Lien of any kind (other than Permitted Liens) securing any

Pari Passu Indebtedness or Subordinated Indebtedness (including any assumption, guarantee or other liability with respect thereto by any Subsidiary of the Company) upon any property or assets (including any intercompany notes) of the Company or any of its Subsidiaries owned on the date of this Indenture or acquired after the date of this Indenture, or any income or profits therefrom, unless the Securities are directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Securities shall have with respect to such Subordinated Indebtedness) the obligation or liability secured by such Lien, and except for any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Pari Passu Indebtedness or Subordinated Indebtedness by the Company or any of its Subsidiaries which Indebtedness is permitted under the provisions of Section 1008; provided that any such Lien extends only to the assets that were subject to such Lien securing such Acquired Indebtedness prior to the related acquisition by the Company or its Subsidiaries.

         Section 1012. Limitation on Sale of Assets.

                  (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) at least 75% of the consideration from such Asset Sale are received in cash and
(ii) the Company or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets subject to such Asset Sale (as determined by the Board of Directors of the Company and evidenced in a Board Resolution); provided that the amount of any Senior Indebtedness (as shown on the Company's most recent balance sheet or in the notes thereto) of the Company that is assumed by the transferee of any asset in connection with any Asset Sale shall be deemed to be cash for all purposes of this provision.

                  (b) If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any Senior Indebtedness then outstanding as required by the terms thereof, or the Company determines not to apply such Net Cash Proceeds to the permanent prepayment of such Senior Indebtedness, or if no such Senior Indebtedness is then outstanding, then the Company or any of its Subsidiaries may, within 18 months of the Asset Sale, invest (or enter into a legally binding commitment to invest) the Net Cash Proceeds in properties and other assets that (as determined by the Board of Directors of the Company) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Company or its Subsidiaries existing on the date of this Indenture or in businesses reasonably related thereto. If any such legally binding commitment to invest such Net Cash Proceeds is terminated, then the Company may, within 90 days of such termination or within 18 months of such Asset Sale, whichever is later, invest such Net Cash Proceeds as provided above. The amount of such Net Cash Proceeds not used or invested as set forth in this subsection (b) of this Section 1012 constitutes "Excess Proceeds."

                  (c) When the aggregate amount of Excess Proceeds exceeds $15 million, the Company will apply the Excess Proceeds to the repayment of the Securities and any other Pari

Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from any Asset Sale as follows: (A) the Company will make an offer to purchase (an "Offer") from all holders of the Securities in accordance with the procedures set forth in this Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Securities that may be purchased out of an amount (the "Security Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Securities, and the denominator of which is the sum of the outstanding principal amount of the Securities and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all Securities tendered) and (B) to the extent required by such Pari Passu Indebtedness to reduce permanently the principal amount of such Pari Passu Indebtedness, the Company will make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Security Amount; provided that in no event will the Company be required to make a Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness. The offer price for the Securities will be payable in cash in an amount equal to 100% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date (the "Offer Date") such Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in this Indenture. To the extent that the aggregate Offered Price of the Securities tendered pursuant to the Offer is less than the Security Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased in a Pari Passu Offer is less than the Pari Passu Debt Amount, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Securities and Pari Passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Securities to be purchased on a pro rata basis. Upon the completion of the purchase of all the Securities tendered pursuant to an Offer and the completion of a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

                  (d) When the aggregate amount of Excess Proceeds exceeds $15 million, such Excess Proceeds will, prior to any purchase of Securities described in subsection (c) of this Section 1012, be set aside by the Company in a separate account pending (i) deposit with the depository or a paying agent of the amount required to purchase the Securities tendered in an Offer or Pari Passu Indebtedness tendered in a Pari Passu Offer, (ii) delivery by the Company of the Offered Price to the holders of the Securities tendered in an Offer or Pari Passu Indebtedness tendered in a Pari Passu Offer and (iii) application, as set forth above, of Excess Proceeds in the business of the Company and its Subsidiaries for general corporate purposes. Such Excess Proceeds may be invested in Cash Equivalents, provided that the maturity date of any such investment made after the amount of Excess Proceeds exceeds $15 million shall not be later than the Offer Date. The Company shall be entitled to any interest or dividends accrued, earned or paid on such Cash Equivalents; provided that the Company shall not withdraw such interest from the separate account if an Event of Default has occurred and is continuing.

                  (e) If the Company becomes obligated to make an Offer pursuant to subsection (c) of this Section 1012, the Securities and the Pari Passu Indebtedness shall be purchased by the Company, at the option of the holders thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 45 days and not later than 60 days from the date the notice of the Offer is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act.

                  (f) The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer.

                  (g) The Company will not, and will not permit any of its Subsidiaries to, create or permit to exist or become effective any restriction (other than restrictions existing under (A) Pari Passu Indebtedness or Subordinated Indebtedness as in effect on the date of this Indenture and listed on Schedule I hereto as such Indebtedness may be refinanced from time to time or
(B) any Senior Indebtedness existing on the date of this Indenture or thereafter; provided that such restrictions are no less favorable to the holders of Securities than those existing on the date of this Indenture) that would materially impair the ability of the Company to make an Offer to purchase the Securities or, if such Offer is made, to pay for the Securities tendered for purchase.

                  (h) Subject to paragraph (f) above, within 30 days after the date on which the amount of Excess Proceeds equals or exceeds $15 million, the Company shall send or cause to be sent by first-class mail, postage prepaid, to the Trustee and to each Holder, at his address appearing in the Security Register, a notice stating or including:

                           (1) that the Holder has the right to require the
                  Company to repurchase, subject to proration, such Holder's Securities at the Offered Price;

                           (2) the Offer Date;

                           (3) the instructions a Holder must follow in order to
                  have his Securities purchased in accordance with subsection
                  (c) of this Section 1012;

                           (4) (i) the most recently filed Annual Report on Form
                  10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q, as applicable, and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Sales otherwise described in the offering materials (or corresponding successor reports) (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required pursuant to Section 1020),
                  (ii) a description of material developments in the Company's business subsequent to the date of the latest of such Reports, (iii) if material, appropriate pro forma financial information, and (iv) such other information, if any, concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed investment decision regarding the Offer;

                           (5) the Offered Price;

                           (6) the names and addresses of the Paying Agent and
                  the offices or agencies referred to in Section 1002;

                           (7) that Securities must be surrendered at least
                  three Business Days prior to the Offer Date to the Paying Agent to an office or agency referred to in Section 1002 to collect payment;

                           (8) that any Securities not tendered will continue to
                  accrue interest and that unless the Company defaults in the payment of the purchase price, any Security accepted for payment pursuant to the Offer shall cease to accrue interest on and after the Offer Date; and

                           (9) the procedures for withdrawing a tender.

                  (i) Holders electing to have Securities purchased hereunder will be required to surrender such Securities at the address specified in the notice at least three Business Days prior to the Offer Date. Holders will be entitled to withdraw their election to have their Securities purchased pursuant to this Section 1012 if the Company receives, not later than the Offer Date, a facsimile transmission or letter setting forth (1) the name of the Holder, (2) the certificate number of the Security in respect of which such notice of withdrawal is being submitted, (3) the principal amount of the Security (which shall be $1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which his election is to be withdrawn, (4) a statement that such Holder is withdrawing his election to have such principal amount of such Security purchased, and (5) the principal amount, if any, of such Security (which shall be $1,000 or an integral multiple thereof) that remains subject to the original notice of the Offer and that has been or will be delivered for purchase by the Company.

                  (j) The Company shall (i) not later than the Offer Date, accept for payment Securities or portions thereof tendered pursuant to the Offer, (ii) not later than 10:00 a.m. (New York time) on the Offer Date, deposit with the Trustee or with a Paying Agent (or, if the Company or any of its Affiliates is acting as Paying Agent, segregate and hold in trust as provided in
Section 1003) an amount of money in same day funds (or New York Clearing
House funds if such deposit is made prior to the Offer Date) sufficient to pay the aggregate Offered Price of all the Securities or portions thereof which are to be purchased on that date and (iii) not later than 10:00 a.m. (New York time) on the Offer Date, deliver to the Paying Agent (if other than the Company) an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company.

                  Subject to applicable escheat laws, as provided in the Securities, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the Offered Price; provided, however, that (x) to the extent that the aggregate amount of cash deposited by the Company with the Trustee in respect of an Offer exceeds the aggregate Offered Price of the Securities or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Offer Date the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon.

                  (k) Securities to be purchased shall, on the Offer Date, become due and payable at the Offered Price and from and after such date (unless the Company shall default in the payment of the Offered Price) such Securities shall cease to bear interest. Such Offered Price shall be paid to such Holder promptly following the later of the Offer Date and the time of delivery of such Security to the relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required. Upon surrender of any such Security for purchase in accordance with the foregoing provisions, such Security shall be paid by the Company at the Offered Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Offer Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 307; provided, further, that Securities to be purchased are subject to proration in the event the Security Amount is less than the aggregate Offered Price of all Securities tendered for purchase, with such adjustments as may be appropriate by the Trustee so that only Securities in denominations of $1,000 or integral multiples thereof, shall be purchased. If any Security tendered for purchase shall not be so paid upon surrender thereof by deposit of funds with the Trustee or a Paying Agent in accordance with subsection (j) of this Section 1012, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Offer Date at the rate borne by such Security. Any Security that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Security Registrar or the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Offer Date.

         Section 1013. Limitation on Senior Subordinated Indebtedness.

                  The Company will not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise permit to exist any Indebtedness that is subordinate by its express terms in right of payment to any Indebtedness of the Company, unless such Indebtedness is also pari passu with the Securities or subordinate in right of payment to the Securities at least to the same extent as the Securities are subordinate in right of payment to Senior Indebtedness as set forth in this Indenture.

         Section 1014. Limitation on Issuances of Guarantees of Subordinated and Pari Passu Indebtedness.

                  (a) The Company will not permit any of its Subsidiaries, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Subordinated Indebtedness or Pari Passu Indebtedness of the Company unless such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee of the Securities, on the same terms as the guarantee of such Indebtedness except that
(A) if any such guarantee, assumption or liability is subordinated to a guarantee of Senior Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such guarantee of Senior Indebtedness to the same extent as the Securities are subordinated to Senior Indebtedness under this Indenture and (B) if such Indebtedness constitutes Subordinated Indebtedness any such guarantee, assumption or other liability of such Subsidiary with respect to such Subordinated Indebtedness shall be subordinated to such Subsidiary's Guarantee of the Securities at least to the same extent as such Subordinated Indebtedness is subordinated to the Securities.

                  (b) Notwithstanding the foregoing, any Guarantee by a Subsidiary of the Company of the Securities shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all of the assets of, such Subsidiary; provided that such transaction is in compliance with the terms of this Indenture and such Subsidiary is released from its guarantees of all other Subordinated Indebtedness and Pari Passu Indebtedness of the Company.

         Section 1015. Restriction on Transfer of Assets.

                  The Company will not sell, convey, transfer or otherwise dispose of its assets or property to any Subsidiary of the Company, except for sales, conveyances, transfers or other dispositions (a) made in the ordinary course of business or (b) to any Subsidiary of the Company if such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee by such Subsidiary of the Securities on a senior subordinated basis to the same extent as the Securities are subordinated to Senior Indebtedness.

         Section 1016. Purchase of Securities upon a Change in Control.

                  (a) If a Change in Control shall occur at any time, then each Holder shall have the right to require that the Company purchase such Holder's Securities in whole or in part in integral multiples of $1,000, at a purchase price (the "Change in Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such Securities, plus accrued and unpaid interest, if any, to the date of purchase (the "Change in Control Purchase Date"), pursuant to the offer described below in this Section 1016 (the "Change in Control Offer") and in accordance with the procedures set forth in Subsections (b), (c), (d), (e) and (f) of this Section 1016.

                  (b) Within 30 days following a Change in Control and prior to the mailing of the Change in Control Purchase Notice (as defined) to the Holders provided for in subsection (c) of this Section 1016, the Company will either (1) repay in full all Indebtedness under the Bank Credit Facility and permanently reduce the commitments of the Banks thereunder or offer to repay in full all such Indebtedness and permanently reduce the commitment of each Bank who has accepted such offer or (2) obtain the requisite consent under the Bank Credit Facility to permit the repurchase of the Securities as provided for in this Section 1016. The Company shall first comply with the provisions of this subsection (b) of this Section 1016 before it shall be required to repurchase the Securities in accordance with this Section 1016, but any failure to comply with this Section 1016 shall constitute an Event of Default under this Indenture.

                  (c) Within 30 days following any Change in Control, the Company shall notify the Trustee thereof and give written notice (a "Change in Control Purchase Notice") of such Change in Control to each Holder by first-class mail, postage prepaid, at his address appearing in the Security Register stating or including:

                           (1) that a Change in Control has occurred, the date of such event, and that such Holder has the right to require the Company to repurchase such Holder's Securities at the Change in Control Purchase Price;

                           (2) the circumstances and relevant facts regarding such Change in Control (including but not limited to information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change in Control);

                           (3) (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q, as applicable, and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required to be prepared by the Company pursuant to
                  Section 1020), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such reports and

                  (iii) such other information, if any, concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed investment decision regarding the Change in Control Offer;

                           (4) that the Change in Control Offer is being made pursuant to this Section 1016 and that all Securities properly tendered pursuant to the Change in Control Offer will be accepted for payment at the Change in Control Purchase Price;

                           (5) the Change in Control Purchase Date which shall be fixed by the Company and shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act;

                           (6)      the Change in Control Purchase Price;

                           (7) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 1002;

                           (8) that Securities must be surrendered at least one Business Day prior to the Change in Control Purchase Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 1002 to collect payment;

                           (9) that the Change in Control Purchase Price for any Security which has been properly tendered and not properly withdrawn will be paid promptly following the Change in Control Offer Purchase Date;

                           (10) the procedures for withdrawing a tender of Securities and Change in Control Purchase Notice;

                           (11) that any Security not tendered will continue to accrue interest; and

                           (12) that, unless the Company defaults in the payment of the Change in Control Purchase Price, any Securities accepted for payment pursuant to the Change in Control Offer shall cease to accrue interest after the Change in Control Purchase Date.

                  (d) Upon receipt by the Company of the proper tender of Securities, the Holder of the Security in respect of which such proper tender was made shall (unless the tender of such Security is properly withdrawn) thereafter be entitled to receive solely the Change in Control Purchase Price with respect to such Security. Upon surrender of any such Security for purchase in accordance with the foregoing provisions, such Security shall be paid by the

Company at the Change in Control Purchase Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change in Control Purchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 307. If any Security tendered for purchase in accordance with the provisions of this Section 1016 shall not be so paid upon surrender thereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change in Control Purchase Date at the rate borne by such Security. Holders electing to have Securities purchased will be required to surrender such Securities to the Paying Agent at the address specified in the Change in Control Purchase Notice at least one Business Day prior to the Change in Control Purchase Date. Any Security that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Security Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

                  (e) The Company shall (i) not later than the Change in Control Purchase Date, accept for payment Securities or portions thereof tendered pursuant to the Change in Control Offer, (ii) not later than 10:00 a.m. (New York time) on the Change in Control Purchase Date, deposit with the Paying Agent an amount of cash sufficient to pay the aggregate Change in Control Purchase Price of all the Securities or portions thereof which are to be purchased as of the Change in Control Purchase Date and (iii) not later than 10:00 a.m. (New York time) on the Change in Control Purchase Date, deliver to the Paying Agent an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Change in Control Purchase Price of the Securities purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof. The Company will publicly announce the results of the Change in Control Offer on the Change in Control Purchase Date. For purposes of this Section 1016, the Company shall choose a Paying Agent which shall not be the Company.

                  (f) A tender made in response to a Change in Control Purchase Notice may be withdrawn before or after delivery by the Holder to the Paying Agent at the office of the Paying Agent of the Security to which such tender relates, by means of a written notice of withdrawal delivered by the Holder to the Paying Agent at the office of the Paying Agent or to the office or agency referred to in Section 1002 to which the related tender was delivered prior to the Change in Control Purchase Date specifying, as applicable:

                                    (1)      the name of the Holder;

                                    (2)      the certificate number of the
                           Security in respect of which such notice of withdrawal is being submitted;

                                    (3)      the principal amount of the
                           Security (which shall be $1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which such notice of withdrawal is being submitted; and

                                    (4)      the principal amount, if any, of
                           such Security (which shall be $1,000 or an integral multiple thereof) that remains subject to the original Change in Control Purchase Notice and that has been or will be delivered for purchase by the Company.

                  (g) Subject to applicable escheat laws, as provided in the Securities, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Change in Control Purchase Price; provided, however, that, (x) to the extent that the aggregate amount of cash deposited by the Company pursuant to clause (ii) of subsection (e) of this
Section 1016 exceeds the aggregate Change in Control Purchase Price of the Securities or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Change in Control Purchase Date the Trustee shall return any such excess to the Company together with interest, if any, thereon.

                  The Company shall not be required to make a Change in Control Offer upon a Change in Control if a third party makes the Change in Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change in Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change in Control Offer.

                  (h) The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change in Control Offer.

                  (i) The Company will not, and will not permit any of its Subsidiaries to, create or permit to exist or become effective any restriction (other than restrictions existing under the Bank Credit Facility (or any guarantee thereof) or under Indebtedness as in effect on the date of this Indenture) and any extensions, refinancings, renewals or replacements of any of the foregoing that would materially impair the ability of the Company to make a Change in Control

Offer to purchase the Securities or, if such Change in Control Offer is made, to pay for the Securities tendered for purchase; provided that the restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the holders of the Securities than those under the Indebtedness being extended, refinanced, renewed or replaced.

         Section 1017. Limitation on Subsidiary Capital Stock.

                  The Company will not permit (a) any Subsidiary of the Company to issue, sell or transfer any Capital Stock, except for (i) Capital Stock issued or sold to, held by or transferred to the Company or a Wholly Owned Subsidiary, (ii) the ownership by directors of directors' qualifying shares or the ownership by foreign nationals of Capital Stock of any Subsidiary of the Company, to the extent required by applicable law, and (iii) Capital Stock issued by a Person prior to the time (A) such Person becomes a Subsidiary of the Company, (B) such Person merges with or into a Subsidiary of the Company or (C) a Subsidiary of the Company merges with or into such Person; provided that such Capital Stock was not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A), (B) or (C) or (b) any Person (other than the Company or a Wholly Owned Subsidiary) to acquire Capital Stock of any Subsidiary of the Company from the Company or any Wholly Owned Subsidiary except, in the case of clause (a) or (b), upon the acquisition of all the outstanding Capital Stock of such Subsidiary which is not in violation with any other terms of this Indenture.

         Section 1018. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

                  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any of its Subsidiaries to (i) pay dividends or make any other distribution on its Capital Stock, (ii) pay any Indebtedness owed to the Company or any other of its Subsidiaries, (iii) make any Investment in the Company or any other Subsidiary of the Company or (iv) transfer any of its properties or assets to the Company or any other of its Subsidiaries, except for: (a) any agreement in effect on the date of this Indenture and listed on Schedule III hereto; (b) any encumbrance or restriction, with respect to a Subsidiary of the Company that is not a Subsidiary of the Company on the date of this Indenture, in existence at the time such Person becomes a Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company; (c) any encumbrance or restriction existing by reason of applicable law; (d) any encumbrance or restriction existing under any customary non-assignment provisions of any lease governing a leasehold interest of the Company or any Subsidiary of the Company; (e) any encumbrance or restriction contained in any working capital facility of a foreign Subsidiary of the Company; and (f) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a) and (b), or in this clause (f), provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced.

         Section 1019. Limitation on Unrestricted Subsidiaries.

                  The Company will not make, and will not permit its Subsidiaries to make, any Investment in an Unrestricted Subsidiary if, at the time thereof, the amount of such Investment would exceed the amount of Restricted Payments then permitted to be made pursuant to Section 1009 plus the amount of Permitted Investments described in clauses (ix) and (x) of the definition thereof then permitted to be made. Any Investment in an Unrestricted Subsidiary permitted to be made pursuant to this Section 1019 (i) will be treated as a Restricted Payment (unless such Investment was a Permitted Investment) in calculating the amount of Restricted Payments made by the Company and (ii) may be made in cash or property.

         Section 1020. Provision of Financial Statements.

                  Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the date (the "Required Filing Date") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such holders and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to either of such Sections and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at the Company's cost.

         Section 1021. Statement by Officers as to Default.

                  (a) The Company will deliver to the Trustee, not more than 120 days after the end of each fiscal year of the Company ending after the date hereof, a written statement signed by two executive officers of the Company, one of whom shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not, after a review of the activities of the Company during such year and of the Company's performance under this Indenture, to the best knowledge, based on such review, of the signers thereof, the Company has fulfilled all of its obligations and is in compliance with all conditions and covenants under this Indenture throughout such year and, if there has been a Default specifying each Default and the nature and status thereof and any actions being taken by the Company with respect thereto.

                  (b) When any Default or Event of Default has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any of its Subsidiaries gives any notice or takes any other action with respect to a claimed default the Company shall deliver to the Trustee by registered or certified mail or facsimile transmission followed by hard copy an Officers' Certificate specifying such Default, Event of Default, notice or other action, the status thereof and what actions the Company is taking or proposes to take with respect thereto, within 10 Business Days of its occurrence.

         Section 1022. Waiver of Certain Covenants.

                  The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 1006 through 1011, 1013, 1014, 1015 and 1017 through 1020, if, before or after the time for such compliance, the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding shall, by Act of such Holders, waive such compliance in such instance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.


                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

         Section 1101. Rights of Redemption.

                  (a) The Securities are subject to redemption, at any time on or after October 15, 2003, at the option of the Company, in whole or in part, subject to the conditions, and at the Redemption Prices, specified in the form of Security, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant Regular Record Dates and Special Record Dates to receive interest due on applicable Interest Payment Dates and Special Payment Dates).

                  (b) Up to 35% of the aggregate principal amount of the Securities may be redeemed at any time prior to October 15, 2001, at the option of the Company within 60 days after the consummation of one or more Public Equity Offerings by the Company from the net proceeds to the Company of such Public Equity Offerings, upon not less than 20 nor more than 60 days' prior notice to the Holders, in amounts of $1,000 or integral multiples of $1,000, at a redemption price equal to 108.000% of the principal amount, together, in each case, with accrued and unpaid interest if any, to the Redemption Date (subject to the right of Holders of record on applicable Record Dates or Special Record Dates to receive interest due on applicable Interest Payment Dates or Special Payment Dates); provided that after giving effect to any such redemption, at least $97.5 million aggregate principal amount of the Securities remains outstanding.

         Section 1102. Applicability of Article.

                  Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article Eleven.

         Section 1103. Election to Redeem; Notice to Trustee.

                  The election of the Company to redeem any Securities pursuant to Section 1101 shall be evidenced by a Company Order and an Officers' Certificate. In case of any redemption at the election of the Company, the Company shall, not less than 45 nor more than 60 days prior to the Redemption Date fixed by the Company, notify the Trustee in writing of such Redemption Date and of the principal amount of Securities to be redeemed.

         Section 1104. Selection by Trustee of Securities to Be Redeemed.

                  If less than all the Securities are to be redeemed, the particular Securities or portions thereof to be redeemed shall be selected not more than 30 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Securities being redeemed are listed, or if the Securities are not listed on a national securities exchange, pro rata, by lot or such other method as the Trustee shall deem fair and reasonable, and the amounts to be redeemed may be equal to $1,000 or any integral multiple thereof.

                  The Trustee shall promptly notify the Company and the Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

                  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

         Section 1105. Notice of Redemption.

                  Notice of redemption shall be given by first-class mail, postage prepaid, mailed to each Holder of Securities to be redeemed, at his address appearing in the Security Register as follows:

                  (i) if the Company is redeeming the Securities pursuant to Section 1101(a), not less than 30 nor more than 60 days prior to the Redemption Date; or

                  (ii) if the Company is redeeming the Securities pursuant to Section 1101(b), not less than 20 nor more than 60 days prior to the Redemption Date.

                  All notices of redemption shall state:

                  (a)      the Redemption Date;

                  (b)      the Redemption Price;

                  (c) if less than all Outstanding Securities are to be redeemed, the identification of the particular Securities to be redeemed;

                  (d) in the case of a Security to be redeemed in part, the principal amount of such Security to be redeemed and that after the Redemption Date upon surrender of such Security, new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

                  (e) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                  (f) that on the Redemption Date the Redemption Price will become due and payable upon each such Security or portion thereof to be redeemed, and that (unless the Company shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;

                  (g) the place or places where such Securities are to be surrendered for payment of the Redemption Price; and

                  (h) the CUSIP number, if any, relating to such Securities.

                  Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company. If the Company elects to give notice of redemption, it shall provide the Trustee with a certificate stating that such notice has been given in compliance with the requirements of this Section 1105.

                  The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice and shall be deemed to have been given on the date of the mailing of such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

         Section 1106. Deposit of Redemption Price.

                  On or prior to 10:00 a.m. (New York time) on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company or any of its Affiliates is acting as Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in same day funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date or Special Payment Date) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date. All money earned on funds held in trust by the Trustee or any Paying Agent shall be remitted to the Company.

         Section 1107. Securities Payable on Redemption Date.

                  Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates and Special Record Dates according to the terms and the provisions of Section 307.

                  If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate borne by such Security.

         Section 1108. Securities Redeemed or Purchased in Part.

                  Any Security which is to be redeemed or purchased only in part shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to Section 1002 (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Security Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the

Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Security so surrendered that is not redeemed or purchased.


                                 ARTICLE TWELVE

                           SUBORDINATION OF SECURITIES

         Section 1201. Securities Subordinate to Senior Indebtedness.

                  The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the Indebtedness represented by the Securities and the payment of the principal of, premium, if any, and interest on the Securities are hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full of all Senior Indebtedness.

                  This Article Twelve shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold Senior Indebtedness; and such provisions are made for the benefit of the holders of Senior Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

         Section 1202. Payment Over of Proceeds Upon Dissolution, Etc.

                  In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Company, then and in any such event:

                  (1) the holders of Senior Indebtedness shall be entitled to receive payment in full before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character excluding securities of the Company or any other corporation that are equity securities or are subordinated in right of payment to all Senior Indebtedness, that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article; such securities are hereinafter collectively referred to as "Permitted Junior Securities" on account of principal of, premium, if any, or interest on the Securities (including any payment or other distribution which may be received from the holders of Subordinated Indebtedness as a result of any payment on such Subordinated Indebtedness); and

                  (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (excluding Permitted Junior Securities), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article (including any payment or other distribution which may be received from the holders of Subordinated Indebtedness as a result of any payment on such Subordinated Indebtedness) shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                  (3) in the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, in respect of principal, premium, if any, and interest on the Securities before all Senior Indebtedness is paid in full, then and in such event such payment or distribution (excluding Permitted Junior Securities) (including any payment or other distribution which may be received from the holders of Subordinated Indebtedness as a result of any payment on such Subordinated Indebtedness) shall be paid over or delivered forthwith directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness have been issued for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                  The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this
Section if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article Eight.

         Section 1203. Suspension of Payment When Senior Indebtedness in
Default.

                  (a) Unless Section 1202 shall be applicable, upon (1) the occurrence and during the continuance of any default in the payment of any Designated Senior Indebtedness beyond any applicable grace period (a "Payment Default") and (2) receipt by the Trustee from the Senior Representative of written notice of such Payment Default, no payment (other than any payments previously made pursuant to Section 402 or 403 in this Indenture) or distribution of any assets of the Company of any kind or character (excluding Permitted Junior Securities) shall be made by the Company on account of principal of, premium, if any, or interest on, the Securities, or on account of the purchase, redemption, defeasance or other acquisition of or in respect of the Securities unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or the Designated Senior Indebtedness shall have been discharged or paid in full after which the Company shall (subject to the other provisions of this Article Twelve) resume making any and all required payments in respect of the Securities, including any missed payments.

                  (b) Unless Section 1202 shall be applicable, upon (1) the occurrence and during the continuance of any non-payment default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may then be accelerated (a "Non-payment Default") and (2) receipt by the Trustee and the Company from a Senior Representative of written notice of such Non-payment Default, no payment (other than any payments previously made pursuant to Sections 402 or 403 in this Indenture) or distribution of any assets of the Company of any kind or character (excluding Permitted Junior Securities) shall be made by the Company on account of any principal of, premium, if any, or interest on, the Securities, or on account of the purchase, redemption, defeasance or other acquisition of, or in respect of, Securities for a period ("Payment Blockage Period") commencing on the date of receipt by the Trustee of such notice and continuing until the earliest of (subject to any blockage of payments that may then or thereafter be in effect under subsection (a) of this
Section 1203) (x) 179 days after receipt of such written notice by the Trustee (provided any Designated Senior Indebtedness as to which notice was given shall theretofore have not been accelerated), (y) the date on which such Non-payment Default (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) is cured or waived or ceases to exist or on which the Designated Senior Indebtedness related thereto is discharged or paid in full or (z) the date on which such Payment Blockage Period (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) shall have been terminated by written notice to the Company or the Trustee from the Senior Representative or holder of Designated Senior Indebtedness initiating such Payment Blockage Period, after which, in the case of clause (x), (y) or (z), the Company shall (subject to the other provisions of this Article including subsection (a) of this Section 1203) promptly resume making any and all required payments in respect of the Securities, including any missed payments. Notwithstanding any other provision of this Indenture, in no event shall a Payment Blockage Period under this subsection (b) of this Section 1203 extend beyond 179 days from the date of the receipt by the Company or the Trustee of the notice referred to in clause (2) of this subsection (b) of this
Section 1203 (such 179-day period
referred to as the "Initial Period"). Any number of notices of Non-payment Defaults may be given during the Initial Period; provided that during any period of 365 consecutive days only one Payment Blockage Period during which payment of principal of, premium, if any, or interest on the Securities may not be made, may commence and the duration of such period may not exceed 179 days. No Non-payment Default with respect to any Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such Non-payment Default shall have been cured or waived for a period of not less than 90 consecutive days. The Company shall deliver a notice to the Trustee promptly after the date on which any Non-payment Default is cured or waived or ceases to exist or on which the Designated Senior Indebtedness related thereto is discharged or paid in full and the Trustee is authorized to act in reliance on such notice.

                  (c) In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, then and in such event such payment shall be paid over and delivered forthwith to a Senior Representative of the holders of the Designated Senior Indebtedness or as a court of competent jurisdiction shall direct.

         Section 1204. Payment Permitted if No Default.

                  Nothing contained in this Article, elsewhere in this Indenture or in any of the Securities shall prevent the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 1202 or under the conditions described in Section 1203, from making payments at any time of principal of, premium, if any, or interest on the Securities.

         Section 1205. Subrogation to Rights of Holders of Senior Indebtedness.

                  After the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any, and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

         Section 1206. Provisions Solely to Define Relative Rights.

                  The provisions of this Article are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 1202, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 1203, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 1203(c).

         Section 1207. Trustee to Effectuate Subordination.

                  Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file a proper claim at least 30 days before the expiration of the time to file such claim, then the holders of Senior Indebtedness, and their agents, trustees or other representatives are authorized (but shall not have any obligation) to do so for and on behalf of the Holders of the Securities.

         Section 1208. No Waiver of Subordination Provisions.

                  (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                  (b) without limiting the generality of Subsection (a) of this Section, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other Person; provided, however, that in no event shall any such actions limit the right of the Holders of the Securities to take any action to accelerate the maturity of the Securities pursuant to Article Five of this Indenture or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Article, subject to the rights, if any, under this Article, of the holders, from time to time, of Senior Indebtedness to receive the cash, property or securities receivable upon the exercise of such rights or remedies.

         Section 1209. Notice to Trustee.

                  (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from a Senior Representative or any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Security), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Indebtedness, a Senior Representative or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect.

                  (b) The Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and the Company by a Person representing himself to be a Senior Representative or a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a Senior Representative or a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor); provided, however, that failure to give such notice to the Company shall not affect in any way the ability of the Trustee to rely on such notice. In the event that the Trustee determines in good faith that other evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. A certificate of the Senior Representative shall be sufficient evidence with respect to Designated Senior Indebtedness.

         Section 1210. Reliance on Judicial Orders or Certificates.

                  Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Securities or a Certificate of a Senior Representative, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article, provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article.

         Section 1211. Rights of Trustee as a Holder of Senior Indebtedness; Preservation of Trustee's Rights.

                  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.

         Section 1212. Article Applicable to Paying Agents.

                  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under this Indenture, the term "Trustee" as used in this Article shall in such case (except with respect to delivery of notices and unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this
Article in addition to or in place of the Trustee; provided, however, that
Section 1211 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

         Section 1213. No Suspension of Remedies.

                  Nothing contained in this Article shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article Five of this Indenture or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article of the holders, from time to time, of Senior Indebtedness to receive the cash, property or securities receivable upon the exercise of such rights or remedies.

         Section 1214.     Trustee's Relation to Senior Indebtedness.

                  With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Article against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly (absent gross negligence, bad faith or willful misconduct) pay over or deliver to Holders, the Company or any other Person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.


                                ARTICLE THIRTEEN

                           SATISFACTION AND DISCHARGE

         Section 1301. Satisfaction and Discharge of Indenture.

                  This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities expressly provided for herein) and the Trustee, upon Company Request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture (including, but not limited to Article Twelve), when

                  (a)      either

                           (1) all the Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in
         Section 306 or (ii) all Securities for whose payment United States dollars have theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                           (2)      all such Securities not theretofore
         delivered to the Trustee cancelled or for cancellation (x) have become due and payable, (y) will become due and payable at their Stated Maturity within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company; and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in United States dollars sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, including the principal of, premium, if any, and accrued interest on such Securities at such Maturity, Stated Maturity or Redemption Date;

                  (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                  (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Independent Counsel stating that (i) all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound.

                  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607 and, if United States dollars shall have been deposited with the Trustee pursuant to subclause (2) of Subsection (a) of this Section 1301, the obligations of the Trustee under Section 1302 and the last paragraph of Section 1003 shall survive.

         Section 1302. Application of Trust Money.

                  Subject to the provisions of the last paragraph of Section 1003, all United States dollars deposited with the Trustee pursuant to Section 1301 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on the Securities for whose payment such United States dollars have been deposited with the Trustee.

                                      * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                                          BUCKEYE TECHNOLOGIES INC.


         [SEAL]                     By:
                                            Name:  HENRY P. DOGGRELL
                                            Title: Senior Vice President,
                                                   Corporate Affairs

Attest:
         Name: SHEILA JORDAN CUNNINGHAM
         Title: Vice President and General Counsel, Corporate Secretary


                                          UNION PLANTERS BANK, N.A., as Trustee


         [SEAL]                     By:
                                            Name:    ROSEMARY CLARK
                                            Title:   Vice President and
                                                     Corporate Trust
                                                     Officer

Attest:
         Name:
         Title:

STATE OF TENNESSEE

COUNTY OF SHELBY

                  On the 11th day of June, 1998, before me personally came Henry
P. Doggrell, to me known, who, being by me duly sworn, did depose and say that he resides at 1657 Peabody, Memphis, Tennessee 38104; that he is Senior Vice President, Corporate Affairs of Buckeye Technologies Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the Board of Directors of such corporation; and that he signed his name thereto pursuant to like authority.



                                             ----------------------------
                                             Notary Public


                                             My commission expires:

STATE OF TENNESSEE

COUNTY OF SHELBY

   On the 11th day of June, 1998, before me personally came Rosemary Clark to me known, who, being by me duly sworn, did depose and say that she resides at Memphis, Tennessee; that she is Vice President and Corporate Trust Officer of Union Planters Bank, N.A., one of the corporations described in and which executed the foregoing instrument; that she knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to the authority of the Board of Directors of such corporation; and that she signed her name thereto pursuant to like authority.


                                      ----------------------------
                                      Notary Public


                                      My commission expires:

                                   SCHEDULE I

                                Permitted Holders


               1) Robert E. Cannon
               2) Kathryn G. Cannon
               3) R. Howard Cannon
               4) Robert E. Cannon Grantor Retained Annuity Trust
               5) Kathryn Gracey Cannon Grantor Retained Annuity Trust
               6) David B. Ferraro
               7) Barbara A. Ferraro
               8) David B. Ferraro Grantor Retained Annuity Trust

                                   SCHEDULE II
                              Existing Indebtedness

I. Buckeye Florida, Limited Partnership has pledged certificates of deposit in the amounts of $2,300,000 and $900,000 to Union Planters Bank, N.A., to secure payment by certain executive officers of the Company of loans, which are in the principal amounts equal to the denominations of the respective certificates of deposit, the proceeds of which were utilized to purchase stock in the Company.

II.      The Company is the lessee under the following leases:

         Capital Lease for Scanner with Measurex from April 1997 - April 2002.

         Capital Lease for Copier with Woodchester from July 1996 - July 1999.

         Capital Lease for FAX Machine with Woodchester from September 1996 - September 1999.

         Operating Lease for Copiers with Xerox Corporation from April 1997 - April 2001

         Operating Lease for Computer Hardware with Winthrop Resources from February 1997 - February 2000

         Operating Lease for Computer Hardware with Winthrop Resources from October 1997 October 2000

         Operating Lease for Computer Hardware with Winthrop Resources from April 1998 - April 2001

         Operating Lease for Computer Hardware with Winthrop Resources from August 1998 - August 2001

         Operating Lease for Personal Computer Equipment with Winthrop Resources from June 1998 - June 2000

         Operating Leases for Copiers with Xerox Corporation from November 1995 -November 2000.

         Operating Leases for Forklifts with various vendors from December 1995
         - August 2001.

         Operating Leases for Trucks and Trailers with Ryder from May 1996 - May 2003.

III.     The Company has outstanding the following additional Indebtedness:

         Indebtedness under the Company's 10 1/4% Senior Notes due 2001 of $6,913,000.

         $150,000,000 aggregate principal amount of 8 1/2% Senior Subordinated Notes due 2005.

         $100,000,000 aggregate principal amount of 9 1/4% Senior Subordinated Notes due 2008.

         Indebtedness under the Credit Agreement dated May 28, 1997, with Fleet National Bank, as Agent, and Suntrust Bank, Central Florida, N.A., as Documentation Agent and Toronto Dominion (Texas), Inc. as Documentation Agent, as amended.

         Indebtedness under the Credit Agreement dated April 23, 1996, between Buckeye Cellulose GmbH and Dresdner Bank A.G., Frankfurt, Germany.

         Indebtedness under the Credit Agreement dated November 6, 1997 between the Canadian Imperial Bank of Commerce and Buckeye Canada Inc.

                                  SCHEDULE III

                         Existing Dividend Restrictions


I. Indenture dated as of May 27, 1993 between the Company and Bankers Trust Company, as trustee, as amended November 9, 1995

II. Credit Agreement dated May 28, 1997, with Fleet National Bank as Agent, SunTrust Bank, Central Florida, N.A., as Documentation Agent and Toronto Dominion (Texas), Inc. as Documentation Agent.

III. Indenture dated as of November 28, 1995 between the Company and Union Planters Bank, N.A., as Trustee, pertaining to the Company's $150,000,000 8 1/2% Senior Subordinated Notes due 2005.

IV. Indenture dated as of July 2, 1996 between the Company and Union Planters Bank, N.A., as Trustee, pertaining to the Company's $100,000,000 9 1/4% Senior Subordinated Notes due 2008.

                                    EXHIBIT A

                       Form of Face of Initial Securities
                      Form of Reverse of Initial Securities

                                                                      EXHIBIT A

                         FORM OF INITIAL GLOBAL SECURITY

                            BUCKEYE TECHNOLOGIES INC.

No. 001                                                 CUSIP No. 118255 AA 6

                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

                  THE SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3), or (7) UNDER THE SECURITIES
ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER THEREOF OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO, THE

REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

         UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO BUCKEYE TECHNOLOGIES INC. OR THE REGISTRAR FOR REGISTRATION OF TRANSFER OR EXCHANGE AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFER OF THIS GLOBAL SECURTIY SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF INTERESTS IN THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 305 OF THE INDENTURE, DATED AS OF JUNE 11, 1998, BETWEEN BUCKEYE TECHNOLOGIES INC. AND THE TRUSTEE NAMED THEREIN, PURSUANT TO WHICH THIS SECURITY WAS ISSUED.

                                 GLOBAL SECURITY
               REPRESENTING 8% SENIOR SUBORDINATED NOTES DUE 2010

                  Buckeye Technologies Inc., a Delaware corporation, for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum indicated on Schedule A hereof, on October 15, 2010.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

                  IN WITNESS WHEREOF, the Company has caused this Security to be fully executed.

Dated:



                                            BUCKEYE TECHNOLOGIES INC.


                                   By:
                                      ---------------------------------
                                            Name:
                                            Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

-----------------------,
         as Trustee, certifies that this is one of the Securities referred to in the Indenture.


By:
   -----------------------------------------
         Authorized Officer

                 REVERSE SIDE OF FORM OF INITIAL GLOBAL SECURITY

                            BUCKEYE TECHNOLOGIES INC.

                                 GLOBAL SECURITY
               REPRESENTING 8% SENIOR SUBORDINATED NOTES DUE 2010

                  1.       Indenture.

                  This Security is one of a duly authorized issue of debt securities of the Company (as defined below) designated as its "8% Senior Subordinated Notes due 2010" (herein called the "Securities") limited in aggregate principal amount at Stated Maturity to $150,000,000, issued under an indenture dated as of June 11, 1998 (as amended or supplemented from time to time, the "Indenture") between the Company and Union Planters Bank, N.A., as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and each Holder of Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The summary of the terms of this Security contained herein does not purport to be complete and is qualified by reference to the Indenture. All terms used in this Security which are not defined herein shall have the same meanings assigned to them in the Indenture or the Registration Rights Agreement, dated June 11, 1998, among the Company and the Placement Agents (the "Registration Rights Agreement"), which agreement is attached to the Indenture as Exhibit E thereto.

                  The Indenture imposes certain limitations on the ability of the Company to, among other things, make certain Investments and Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by its Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens, and make Asset Sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or permit any other Person to merge with or into the Company, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property of the Company to any other Person and on the ability of the Company's Subsidiaries to issue Capital Stock.

                  2.       Principal and Interest.

                  Buckeye Technologies Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture, being herein called the "Company"), promises to pay the principal amount set forth on Schedule A of this Security to the Holder hereof on October 15, 2010.

                  The Company shall pay interest at a rate of 8%, per annum, from June 11, 1998, or from the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for, semiannually on April 15 and October 15 of each year, commencing on October 15, 1998, in cash, to the Holder hereof until the principal amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Security (or the Security in exchange or substitution for which this Security was issued) is registered at the close of business on the Regular Record Date for interest payable on such Interest Payment Date. The Regular Record Date for any interest payment is the close of business on April 1 or October 1, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid as provided in Section 307 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  Each payment of interest in respect of an Interest Payment Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

                  If this Security is exchanged in an Exchange Offer (as such term is defined in the Registration Rights Agreement (as defined herein)) prior to the Regular Record Date for the first Interest Payment Date following such exchange, accrued and unpaid interest, if any, on this Security, up to but not including the date of issuance of the Exchange Security or Exchange Securities issued in exchange for this Security, shall be paid on the first Interest Payment Date for such Exchange Security or Exchange Securities to the Holder or Holders of such Exchange Security or Exchange Securities on the first Regular Record Date with respect to such Exchange Security or Exchange Securities. If this Security is exchanged in an Exchange Offer subsequent to the Regular Record Date for the first Interest Payment Date following such exchange but on or prior to such Interest Payment Date, then any such accrued and unpaid interest with respect to this Security and any accrued and unpaid interest on the Exchange Security or Exchange Securities issued in exchange for this Security, through the day before such Interest Payment Date, shall be paid on such Interest Payment Date to the Holder of this Security on such Regular Record Date.

                  3.       Additional Interest.

                  The Holder of this Security is entitled to the benefits of the Registration Rights Agreement. If the Company fails to file a Registration Statement within the time periods specified in the Registration Rights Agreement or if the Exchange Offer Registration Statement or the Shelf Registration Statement fails to become effective, then, as liquidated damages, additional interest (the "Additional Interest") shall become payable in respect of the Securities as follows:

                  (a) if (A) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement is filed with the Commission within 60 days following the Issue Date or (B) notwithstanding that the Company has consummated or will consummate an Exchange Offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by the Registration Rights Agreement, then commencing on the day after either such required filing date, Additional Interest shall be paid on the principal amount of the Securities at a rate per annum equal to 0.5% of the principal amount of the Securities; or

                  (b) if (A) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement is declared effective by the Commission within six (6) months following the Closing Date or (B) notwithstanding that the Company has consummated or will consummate a Exchange Offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the Commission on or prior to the date which is six (6) months following the Closing Date, then, commencing on the day after either such required effective date, Additional Interest shall be paid on the principal amount of the Securities at a rate per annum equal to 0.5% of the principal amount of the Securities; or

                  (c) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Issue Date (other than after such time as all Securities have been disposed of thereunder and other than during any Suspension Period (as defined in the Registration Rights Agreement)), then Additional Interest shall be paid on the principal amount of the Securities at a rate per annum equal to 0.5% of the principal amount of the Securities commencing on the day such Shelf Registration Statement ceases to be effective;

                  provided, however, that the Additional Interest rate on the Securities may not exceed in the aggregate 1.5% per annum of the principal amount; provided, further, however, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (a) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (b) above), or (3) upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (c) above). Additional Interest on the Securities as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue and the terms of the Securities shall revert to their original terms.

                  Any amounts of Additional Interest due pursuant to clause (a),
(b) or (c) above will be payable in cash on April 15 and October 15 of each year.

                  Except as expressly provided in this paragraph 3, Additional Interest shall be treated as interest and any date on which Additional Interest is due and payable shall be treated as an Interest Payment Date, for all purposes under this Security and the Indenture.

                  4.       Method of Payment.

                  The Company, through the Paying Agent, shall pay interest on this Security to the registered Holder of this Security, as provided above. The Holder must surrender this Security to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of all debts public and private. Principal and interest will be payable at the office of the Paying Agent but, at the option of the Company, interest may be paid by check mailed to the registered Holders at their registered addresses.

                  5.       Paying Agent and Registrar.

                  Initially, IBJ Schroder Bank and Trust Company will act as the Transfer Agent, Paying Agent and Registrar under the Indenture. The Company may, upon written notice to the Paying Agent and Trustee, appoint and change any Transfer Agent, Paying Agent or Registrar. The Company or any of its subsidiaries may act as Transfer Agent, Paying Agent or Registrar.

                  6.       Optional Redemption.

                  After October 15, 2003, the Securities will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 calendar days, nor more than 60 calendar days' notice, at the prices (expressed as percentages of principal amounts) set forth below, plus accrued and unpaid interest thereon (if any) at the applicable Redemption Date, if redeemed during the twelve-month period beginning Octoebr 15 of the years indicated below:


                  Year                                     Percentage
                  ----                                     ----------
                  2003                                     104.000%
                  2004                                     102.667%
                  2005                                     101.333%
                  2006 and thereafter                      100.000%


                  Notwithstanding the foregoing, at any time prior to October 15, 2001, the Company may redeem up to 35% of the aggregate principal amounts of Securities with the net proceeds of one or more Equity Offerings of the Company at a redemption price equal to 108% of the aggregate principal amount thereof, on the date of redemption; provided, however, that, after giving effect to any such redemption, at least $97.5 million aggregate principal amount of the Securities remain outstanding.

                  7.       Notice of Redemption.

                  At least 30 calendar days but not more than 60 calendar days before a Redemption Date, the Company will send a notice of redemption, first-class mail, postage prepaid, to Holders of Securities to be redeemed at the addresses of such Holders as they appear in the Security Register.

                  If less than all of the Securities are to be redeemed at any time, the Securities to be redeemed will be chosen by the Trustee in accordance with the Indenture. If any Security is redeemed subsequent to a Regular Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid on such Interest Payment Date to the Holder of the Security on such Regular Record Date. If money in an amount sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the applicable Redemption Date and certain other conditions are satisfied, interest on the Securities to be redeemed on the applicable Redemption Date will cease to accrue.

                  The Securities are not subject to any sinking fund.

                  8. Repurchase at the Option of Holders upon Change of Control.

                  Upon the occurrence of a Change of Control, each Holder of Securities shall have the right to require the Company to purchase such Holder's Securities, in whole, or in part in a principal amount that is an integral multiple of $1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the aggregate principal amount thereof on any Change of Control Purchase Date, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date.

                  Within 30 calendar days following any Change of Control, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder of Securities. The Holder of this Security may elect to have this Security or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Require Purchase" appearing below and tendering this Security pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Securities or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest from and after the Change of Control Purchase Date.

                  9.       Repurchase at the Option of Holders upon Asset Sale.

                  If at any time the aggregate amount of Excess Proceeds (including any Net Cash Proceeds to be applied to the permanent reduction of Indebtedness represented by the Existing Senior Subordinated Notes) calculated as of such date exceeds $15 million, the Company shall, within 30 days of the date the amount of Excess Proceeds exceeds $15 million, use such Excess Proceeds to make an offer to purchase (an "Asset Sale Offer") on a pro rata basis, from all holders, outstanding Securities, Existing Senior Subordinated Notes in an aggregate principal amount equal to the maximum principal amount that may be purchased out of Excess Proceeds, at a purchase price (the "Offered Price") in cash equal to (a) with respect to the Existing Notes, 100% of the Accreted Value thereof (as defined in the relevant indenture) and (b) with respect to the Securities, 100% of the principal amount thereof, plus, in each case, accrued and unpaid interest, if any, to the purchase date, in accordance with the procedures set forth in the relevant indenture. Upon completion of an

Asset Sale Offer (including payment of the Offered Price), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes.

                  Within 30 calendar days of the date the amount of Excess Proceeds equals or exceeds $15 million, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder of Securities. The Holder of this Security may elect to have this Security or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Require Purchase" appearing below and tendering this Security pursuant to the Asset Sale Offer. Unless the Company defaults in the payment of the Offered Price with respect thereto, all Securities or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrue interest from and after the Offer Date.

                  10.      The Global Security.

                  So long as this Global Security is registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary ("Agent Members") shall have no rights under the Indenture with respect to this Global Security held on their behalf by the Depositary or the Trustee as its custodian, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of this Global Security for all purposes. Notwithstanding the foregoing, nothing herein shall
(i) prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of Securities.

                  The Holder of this Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests in this Global Security through Agent Members, to take any action which a Holder of Securities is entitled to take under the Indenture or the Securities.

                  Whenever, as a result of optional redemption by the Company, a Change of Control Offer, an Asset Sale Offer, a Registered Exchange Offer or an exchange for Certificated Securities, this Global Security is redeemed, repurchased or exchanged in part, this Global Security shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A hereof so that the principal amount of this Global Security will be equal to the portion not redeemed, repurchased or exchanged and shall thereafter return this Global Security to such holder; provided that this Global Security shall be in a principal amount of $1,000 or an integral multiple of $1,000.

                  11.      The Registered Exchange Offer.

                  Any Initial Securities represented by this Global Security which are presented to the Registrar for exchange pursuant to the Exchange Offer Registration shall be exchanged for a Global Security representing Exchange Securities of equal principal amount upon surrender of this Global Security to the Registrar in accordance with the terms of the Exchange Offer Registration and the Indenture.

                  12.      Transfer and Exchange.

                  By its acceptance of any Security represented by a certificate bearing the Private Placement Legend, each Holder of, and beneficial owner of an interest in, such a Security acknowledges the restrictions on transfer of such a Security set forth in the Private Placement Legend and under the heading "Transfer Restrictions" in the Final Memorandum, and agrees that it will transfer such a Security only in accordance with the Private Placement Legend and that it will transfer such a Security only in accordance under the heading "Transfer Restrictions" in the Final Memorandum.

                  In connection with any registration of transfer of a Security bearing the Private Placement Legend other than to a Person whom the Holder reasonably believes to be a "qualified institutional buyer" under the Securities Act, such Holder shall deliver to the Company such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as reasonably may be requested by the Company to confirm that such transfer is being made in accordance with the limitations set forth in the Private Placement Legend. In the event the Company reasonably determines that any such transfer is not in accordance with the Private Placement Legend, the Company shall so inform the Registrar who shall not register such transfer; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such evidence.

                  Upon the registration of transfer, exchange or replacement of a Security not bearing the Private Placement Legend, the Trustee shall deliver a Security that does not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of a Security bearing the Private Placement Legend, the Trustee shall deliver a Security bearing the Private Placement Legend, unless such legend may be removed from such Security as provided in the next sentence. The Private Placement Legend may be removed from a Security if there is delivered to the Company such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as reasonably may be requested by the Company to confirm that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Security will not violate the registration and prospectus delivery requirements of the Securities Act; provided that the Trustee shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such evidence. Upon provision of such evidence, the Trustee shall authenticate and deliver in exchange for such Security, a Security or Securities (representing the same aggregate principal amount of the Security being exchanged) without such legend. If the Private Placement Legend has been removed from a Security, as provided above, no other Security issued in exchange for all or any part of such Security shall bear such legend, unless the Company has reasonable cause to believe that such other Security represents a "restricted security" within the meaning of Rule 144 and instructs the Trustee to cause a legend to appear thereon.

                  The Holder of this Global Security shall, by acceptance of this Global Security, agree that transfers of beneficial interests in this Global Security may be effected only through a book entry system maintained by such Holder (or its agent), and that ownership of a beneficial interest in the Securities represented thereby shall be required to be reflected in book entry form.

                  Transfers of this Global Security shall be limited to transfers in whole, and not in part, to the Depositary, its successors and their respective nominees. Interests of beneficial owners in this Global Security may be transferred in accordance with the rules and procedures of the Depositary (or its successors).

                  This Global Security will be exchanged by the Company for one or more Certificated Securities if (a) the Depositary (i) has notified the Company that it is unwilling to or unable to continue as, or ceases to be, a clearing agency registered under Section 17A of the Exchange Act and (ii) a successor to the Depositary registered as a clearing agency under Section 17 A of the Exchange Act is not able to be appointed by the Company within 90 calendar days or (b) the Depositary is at any time unwilling to or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 calendar days. If an Event of Default occurs and is continuing, the Company shall, at the request of the Holder hereof, exchange all or part of this Global Security for one or more Certificated Securities; provided that the principal amount of each of such Certificated Securities and this Global Security, after such exchange, shall be $1,000 or an integral multiple thereof. Whenever this Global Security is exchanged as a whole for one or more Certificated Securities, it shall be surrendered by the Holder to the Trustee for cancellation. Whenever this Global Security is exchanged in part for one or more Certificated Securities, it shall be surrendered by the Holder to the Trustee and the Trustee shall make the appropriate notations thereon pursuant to Section 305 of the Indenture. All Certificated Securities issued in exchange for this Global Security or any portion hereof shall be registered in such names as the Depositary shall instruct the Trustee. Any Certificated Securities issued in exchange for this Global Security shall include the Private Placement Legend except as set forth in Section 305 of the Indenture. Interests in this Global Security may not be exchanged for Certificated Securities other than as provided in this paragraph.

                  Prior to the effectiveness of a Shelf Registration Statement or following the suspension or termination thereof, the Holder of this Security (or holders of interests therein) and prospective purchasers designated by such Holder (or such holders of interests therein) shall have the right to obtain from the Company upon request by such Holder (or such holders of interests) or prospective purchasers, during any period in which the Company is not subject to
Section 13 or 15(d) of the Exchange Act, or exempt from reporting pursuant to 12g3-2(b) under the Exchange Act, the information required by paragraph
(d)(4)(i) of Rule 144A in connection with any transfer or proposed transfer of such Security or interest.

                  13.      Denominations.

                  The Securities are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof of principal amount.

                  14.      Unclaimed Money.

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment unless such abandoned property law designates another Person.

                  15.      Discharge and Defeasance.

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

                  16.      Amendment, Waiver.

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the Outstanding Securities and (ii) any past Default and its consequences may be waived with the written consent of the Holders of at least a majority in principal amount of the Outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Company and the Trustee may amend Indenture or the Securities (i) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the company under the Indenture and contained in the Securities;
(ii) to add additional covenants or to surrender rights and powers conferred on the Company; (iii) to add any additional Events of Default; (iv) to provide for uncertificated Securities in addition to or in place of Certificated Securities;
(v) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee; (vi) to secure the Securities; (vii) to cure any ambiguity in the Indenture, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Indenture, provided that such actions shall not adversely affect the interests of the Holders in any material respect; or (viii) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

                  17.      Defaults and Remedies.

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

                  Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in principal amount of the outstanding Securities, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all Events of Default have been cured or waived except nonpayment of principal and interest that has become due solely because of the acceleration.

                  18.      Individual Rights of Trustee.

                  Subject to certain limitations imposed by the Trust Indenture Act, the Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar, as the case may be, under the Indenture.

                  19.      No Recourse Against Certain Others.

                  No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Company. By accepting a Security, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Security to such Holder.

                  20.      Governing Law.

                  THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

                  The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security. Requests may be made to:

                       Buckeye Technologies Inc.
                       1001 Tillman Street
                       Memphis, Tennessee  38112
                       Attention: Sheila Jordan Cunningham

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount of this Security shall be $144,735,000.00. The following decreases/increases in the principal amount of this Security have been made:


                                                    Total Principal      Notation
                                                    Amount               Made by
Date of          Decrease in     Increase in        Following Such       or on
 Decrease/       Principal       Principal          Decrease/            Behalf of
Increase         Amount          Amount             Increase             Trustee

----------       ----------      ----------         ----------           ----------
----------       ----------      ----------         ----------           ----------
----------       ----------      ----------         ----------           ----------
----------       ----------      ----------         ----------           ----------
----------       ----------      ----------         ----------           ----------
----------       ----------      ----------         ----------           ----------
----------       ----------      ----------         ----------           ----------
----------       ----------      ----------         ----------           ----------
----------       ----------      ----------         ----------           ----------
----------       ----------      ----------         ----------           ----------
----------       ----------      ----------         ----------           ----------
----------       ----------      ----------         ----------           ----------
----------       ----------      ----------         ----------           ----------
----------       ----------      ----------         ----------           ----------
----------       ----------      ----------         ----------           ----------

                                   ASSIGNMENT

                    (To be executed by the registered Holder
                if such Holder desires to transfer this Security)

         FOR VALUE RECEIVED _________________________ hereby sells, assigns and transfers unto

         PLEASE INSERT SOCIAL SECURITY OR OTHER TAX IDENTIFYING NUMBER OF TRANSFEREE

         ----------------------------

         -------------------------------------------------------------------
         (Please print name and address of transferee)
         -------------------------------------------------------------------
         this Security, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ______________________ Attorney to transfer this Security on the Security Register, with full power of substitution.
         --------------------------------------------------------------------


         Dated:
                -----------------


         -------------------------------      -----------------------------
         Signature of Holder                  Signature Guaranteed:
                                              Commercial Bank or Trust Company
                                              Or Member Firm of the New York
                                              Stock Exchange, Inc.


         NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                       OPTION OF HOLDER TO ELECT PURCHASE
                             (Check as appropriate)

[ ]      In connection with the Change of Control Offer made pursuant to Section
          _____ of the Indenture, the undersigned hereby elects to have

         [ ]    $__________($1,000 in principal amount or an integral multiple thereof) of this Security

                repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or ___________ an amount in cash equal to 101% with respect to the principal amount indicated in the preceding sentence or the principal amount indicated in the preceding sentences, as the case may be, plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date.

[ ] In connection with the Asset Sale Offer made pursuant to Section _____ of the Indenture, the undersigned hereby elects to have

         [ ] $_________($1,000 in principal amount or an integral multiple thereof) of this Security repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or _____________ an amount in cash equal to 100% with respect to the principal amount indicated in the preceding sentence, plus accrued and unpaid interest thereon, if any, to the Asset Sale Payment Date.


Dated:
      --------------------

------------------------------------         ---------------------------------
Signature of Holder                          Signature Guaranteed:
                                             Commercial Bank or Trust Company
                                             Or Member Firm of the New York
                                             Stock Exchange, Inc.


NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                                    EXHIBIT B

                       Form of Face of Initial Securities
                      Form of Reverse of Initial Securities

                                                                      EXHIBIT B


                      FORM OF INITIAL CERTIFICATED SECURITY

                            BUCKEYE TECHNOLOGIES INC.

No. 001                                                    CUSIP No. UO563M AA 5

                  THE SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3), or (7) UNDER THE SECURITIES
ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER THEREOF OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATIONS UNDER THE SECURITIES ACT.

                      8% SENIOR SUBORDINATED NOTES DUE 2010

                  Buckeye Technologies Inc., a Delaware corporation, for value received, hereby promises to pay to CEDE & CO., or its registered assigns, $5,265,000.00, on October 15, 2010.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

                  IN WITNESS WHEREOF, the Company has caused this Security to be fully executed.

Dated:


                                       BUCKEYE TECHNOLOGIES INC.


                                       By:
                                          ----------------------------------
                                                Name:
                                                Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

----------------,
         as Trustee, certifies that this is one of the Securities referred to in the Indenture.


By:
   ------------------------------------------
         Authorized Officer

              REVERSE SIDE OF FORM OF INITIAL CERTIFICATED SECURITY

                            BUCKEYE TECHNOLOGIES INC.

                              CERTIFICATED SECURITY
                      8% SENIOR SUBORDINATED NOTES DUE 2010

                  1.       Indenture.

                  This Security is one of a duly authorized issue of debt securities of the Company (as defined below) designated as its "8% Senior Subordinated Notes due 2010" (herein called the "Securities") limited in aggregate principal amount at Stated Maturity to $150,000,000, issued under an indenture dated as of June 11, 1998 (as amended or supplemented from time to time, the "Indenture") between the Company and Union PlanterS Bank, N.A., as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and each Holder of Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The summary of the terms of this Security contained herein does not purport to be complete and is qualified by reference to the Indenture. All terms used in this Security which are not defined herein shall have the same meanings assigned to them in the Indenture or the Registration Rights Agreement, dated June 11, 1998, among the Company and the Placement Agents (the "Registration Rights Agreement"), which agreement is attached to the Indenture as Exhibit E thereto.

                  The Indenture imposes certain limitations on the ability of the Company to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by its Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens, and make Asset Sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or permit any other Person to merge with or into the Company, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property of the Company to any other Person and on the ability of the Company's Subsidiaries to issue Capital Stock.

                  2.       Principal and Interest.

                  Buckeye Technologies Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture, being herein called the "Company"), promises to pay $5,265,000.00 to the Holder hereof on October 15, 2010.

                  The Company shall pay interest at a rate of 8%, per annum, from June 11, 1998, or from the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for, semiannually on April 15 and October 15 of each year, commencing on October 15,

1998, in cash, to the Holder hereof until the principal amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Security (or the Security in exchange or substitution for which this Security was issued) is registered at the close of business on the Regular Record Date for interest payable on such Interest Payment Date. The Regular Record Date for any interest payment is the close of business on April 1 or October 1, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid as provided in Section 307 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  Each payment of interest in respect of an Interest Payment Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

                  If this Security is exchanged in an Exchange Offer (as such term is defined in the Registration Rights Agreement (as defined herein)) prior to the Regular Record Date for the first Interest Payment Date following such exchange, accrued and unpaid interest, if any, on this Security, up to but not including the date of issuance of the Exchange Security or Exchange Securities issued in exchange for this Security, shall be paid on the first Interest Payment Date for such Exchange Security or Exchange Securities to the Holder or Holders of such Exchange Security or Exchange Securities on the first Regular Record Date with respect to such Exchange Security or Exchange Securities. If this Security is exchanged in an Exchange Offer subsequent to the Regular Record Date for the first Interest Payment Date following such exchange but on or prior to such Interest Payment Date, then any such accrued and unpaid interest with respect to this Security and any accrued and unpaid interest on the Exchange Security or Exchange Securities issued in exchange for this Security, through the day before such Interest Payment Date, shall be paid on such Interest Payment Date to the Holder of this Security on such Regular Record Date.

                  3.       Additional Interest.

                  The Holder of this Security is entitled to the benefits of the Registration Rights Agreement. If the Company fails to file a Registration Statement within the time periods specified in the Registration Rights Agreement or if the Exchange Offer Registration Statement or the Shelf Registration Statement fails to become effective, then, as liquidated damages, additional interest (the "Additional Interest") shall become payable in respect of the Securities as follows:

                  (a) if (A) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement is filed with the Commission within 60 days following the Issue Date or (B) notwithstanding that the Company has consummated or will consummate an Exchange Offer, the

Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by the Registration Rights Agreement, then commencing on the day after either such required filing date, Additional Interest shall be paid on the principal amount of the Securities at a rate per annum equal to 0.5% of the principal amount of the Securities; or

                  (b) if (A) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement is declared effective by the Commission within six (6) months following the Closing Date or (B) notwithstanding that the Company has consummated or will consummate an Exchange Offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the Commission on or prior to the date which is six (6) months following the Closing Date, then, commencing on the day after either such required effective date, Additional Interest shall be paid on the principal amount of the Securities at a rate per annum equal to 0.5% of the principal amount of the Securities; or

                  (c) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the third anniversary of the Issue Date (other than after such time as all Securities have been disposed of thereunder and other than during any Suspension Period (as defined in the Registration Rights Agreement)), then Additional Interest shall be paid on the principal amount of the Securities at a rate per annum equal to 0.5% of the principal amount of the Securities commencing on the day such Shelf Registration Statement ceases to be effective;

                  provided, however, that the Additional Interest rate on the Securities may not exceed in the aggregate 1.5% per annum of the principal amount; provided, further, however, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (a) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (b) above), or (3) upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (c) above). Additional Interest on the Securities as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue and the terms of the Securities shall revert to their original terms.

                  Any amounts of Additional Interest due pursuant to clause (a),
(b) or (c) above will be payable in cash on April 15 and October 15 of each year.

                  Except as expressly provided in this paragraph 3, Additional Interest shall be treated as interest and any date on which Additional Interest is due and payable shall be treated as an Interest Payment Date, for all purposes under this Security and the Indenture.

                  4.       Method of Payment.

                  The Company, through the Paying Agent, shall pay interest on this Security to the registered Holder of this Security, as provided above. The Holder must surrender this Security to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of all debts public and private. Principal and interest will be payable at the office of the Paying Agent but, at the option of the Company, interest may be paid by check mailed to the registered Holders at their registered addresses.

                  5.       Transfer Agent, Paying Agent and Registrar.

                  Initially, IBJ Schroder Bank and Trust Company will act as Transfer Agent, Paying Agent and Registrar ("Paying Agent") under the Indenture. The Company may, upon written notice to the Paying Agent and Trustee, appoint and change any Transfer Agent, Paying Agent or Registrar. The Company or any of its subsidiaries may act as Transfer Agent, Paying Agent or Registrar.

                  6.       Optional Redemption.

                  After October 15, 2003, the Securities will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 calendar days, nor more than 60 calendar days' notice, at the prices (expressed as percentages of principal amounts) set forth below, plus accrued and unpaid interest thereon (if any) at the applicable Redemption Date, if redeemed during the twelve-month period beginning October 15 of the years indicated below:



                  Year                                   Percentage
                  ----                                   ----------
                  2003                                   104.000%
                  2004                                   102.667%
                  2005                                   101.333%
                  2006 and thereafter                    100.000%


                  Notwithstanding the foregoing, at any time prior to October 15, 2001, the Company may redeem up to 35% of the aggregate principal amounts of Securities with the net proceeds of one or more Equity Offerings of the Company at a redemption price equal to 108% of the aggregate principal amount thereof, on the date of redemption; provided, however, that, after giving effect to any such redemption, at least $97.5 million aggregate principal amount of the Securities remain outstanding.

                  7.       Notice of Redemption.

                  At least 30 calendar days but not more than 60 calendar days before a Redemption Date, the Company will send a notice of redemption, first-class mail, postage prepaid, to Holders of Securities to be redeemed at the addresses of such Holders as they appear in the Security Register.

                  If less than all of the Securities are to be redeemed at any time, the Securities to be redeemed will be chosen by the Trustee in accordance with the Indenture. If any Note is redeemed subsequent to a Regular Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid on such Interest Payment Date to the Holder of the Security on such Regular Record Date. If money in an amount sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the applicable Redemption Date and certain other conditions are satisfied, interest on the Securities to be redeemed on the applicable Redemption Date will cease to accrue.

                  The Securities are not subject to any sinking fund.

                  8. Repurchase at the Option of Holders upon Change of Control.

                  Upon the occurrence of a Change of Control, each Holder of Securities shall have the right to require the Company to purchase such Holder's Securities, in whole, or in part in a principal amount that is an integral multiple of $1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the aggregate principal amount thereof on any Change of Control Purchase Date, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date.

                  Within 30 calendar days following any Change of Control, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder of Securities. The Holder of this Security may elect to have this Security or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Require Purchase" appearing below and tendering this Security pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Securities or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest from and after the Change of Control Purchase Date.

                  9.      Repurchase at the Option of Holders upon Asset Sale.

                  If at any time the aggregate amount of Excess Proceeds (including any Net Cash Proceeds to be applied to the permanent reduction of Indebtedness represented by the Existing Senior Subordinated Notes) calculated as of such date exceeds $15 million, the Company shall, within 30 days of the date the amount of Excess Proceeds exceeds $15 million, use such Excess Proceeds to make an offer to purchase (an "Asset Sale Offer") on a pro rata basis, from all holders, outstanding Notes, Existing Senior Subordinated Notes in an aggregate principal amount equal to the maximum principal amount that may be purchased out of Excess Proceeds, at a purchase price (the "Offer Purchase Price") in cash equal to (a) with respect to the Existing Notes, 100% of the Accreted Value thereof (as defined in the relevant indenture) and (b) with respect to the Securities, 100% of the principal amount thereof, plus, in each case, accrued and unpaid interest, if any, to the purchase date, in accordance with the procedures set forth in the relevant indenture. Upon completion of an Asset Sale Offer (including payment of the Offered Price), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes.

                  Within 30 calendar days of the date the amount of Excess Proceeds exceeds $10,000,000, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder of Securities. The Holder of this Security may elect to have this Security or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Require Purchase" appearing below and tendering this Security pursuant to the Asset Sale Offer. Unless the Company defaults in the payment of the Offered Price with respect thereto, all Securities or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrue interest from and after the Offer Date.

                  10.      The Registered Exchange Offer.

                  Any Initial Securities represented by this Certificated Security which are presented to the Registrar for exchange pursuant to the Exchange Offer Registration shall be exchanged for a Certificated Security representing Exchange Securities of equal principal amount upon surrender of this Certificated Security to the Registrar in accordance with the terms of the Exchange Offer Registration and the Indenture.

                  11.      Transfer and Exchange.

                  By its acceptance of any Security represented by a certificate bearing the Private Placement Legend, each Holder of, and beneficial owner of an interest in, such a Security acknowledges the restrictions on transfer of such a Security set forth in the Private Placement Legend and under the heading "Transfer Restrictions" in the Final Memorandum, and agrees that it will transfer such a Security only in accordance with the Private Placement Legend and that it will transfer such a Security only in accordance under the heading "Transfer Restrictions" in the Final Memorandum.

                  In connection with any registration of transfer of a Security bearing the Private Placement Legend other than to a Person whom the Holder reasonably believes to be a "qualified institutional buyer" under the Securities Act, such Holder shall deliver to the Company such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as reasonably may be requested by the Company to confirm that such transfer is being made in accordance with the limitations set forth in the Private Placement Legend. In the event the Company reasonably determines that any such transfer is not in accordance with the Private Placement Legend, the Company shall so inform the Registrar who shall not register such transfer; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such evidence.

                  Upon the registration of transfer, exchange or replacement of a Security not bearing the Private Placement Legend, the Trustee shall deliver a Security that does not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of a Security bearing the Private Placement Legend, the Trustee shall deliver a Security bearing the Private Placement Legend, unless such legend may be removed from such Security as provided in the next sentence. The Private Placement Legend may be removed from a Security if there is delivered to the Company such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as reasonably may be requested by the Company to confirm that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Security will not violate the registration and prospectus delivery requirements of the Securities Act; provided that the Trustee shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such evidence. Upon provision of such evidence, the Trustee shall authenticate and deliver in exchange for such Security, a Security or Securities (representing the same aggregate principal amount of the Security being exchanged) without such legend. If the Private Placement Legend has been removed from a Security, as provided above, no other Security issued in exchange for all or any part of such Security shall bear such legend, unless the Company has reasonable cause to believe that such other Security represents a "restricted security" within the meaning of Rule 144 and instructs the Trustee to cause a legend to appear thereon.

                  Prior to the effectiveness of a Shelf Registration Statement or following the suspension or termination thereof, the Holder of this Security (or holders of interests therein) and prospective purchasers designated by such Holder (or such holders of interests therein) shall have the right to obtain from the Company upon request by such Holder (or such holders of interests) or prospective purchasers, during any period in which the Company is not subject to
Section 13 or 15(d) of the Exchange Act, or exempt from reporting pursuant to 12g3-2(b) under the Exchange Act, the information required by paragraph
(d)(4)(i) of Rule 144A in connection with any transfer or proposed transfer of such Security or interest.

                  12.      Denominations.

                  The Securities are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof of principal amount.

                  13.      Unclaimed Money.

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment unless such abandoned property law designates another Person.

                  14.      Discharge and Defeasance.

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

                  15.      Amendment, Waiver.

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the Outstanding Securities and (ii) any past Default and its consequences may be waived with the written consent of the Holders of at least a majority in principal amount of the Outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Company and the Trustee may amend Indenture or the Securities (i) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the company under the Indenture and contained in the Securities;
(ii) to add additional covenants or to surrender rights and powers conferred on the Company; (iii) to add any additional Events of Default; (iv) to provide for uncertificated Securities in addition to or in place of Certificated Securities;
(v) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee; (vi) to secure the Securities; (vii) to cure any ambiguity in the Indenture, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Indenture, provided that such actions shall not adversely affect the interests of the Holders in any material respect; or (viii) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

                  16.      Defaults and Remedies.

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

                  Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in principal amount of the outstanding Securities, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all Events of Default have been cured or waived except nonpayment of principal and interest that has become due solely because of the acceleration.

                  17.      Individual Rights of Trustee.

                  Subject to certain limitations imposed by the Trust Indenture Act, the Trustee or any Transfer Agent, Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Transfer Agent, Paying Agent or Registrar, as the case may be, under the Indenture.

                  18.      No Recourse Against Certain Others.

                  No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Company. By accepting a Security, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Security to such Holder.

                  19.      Governing Law.

                  THE INDENTURE AND THIS SECURITYNOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

                  The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security. Requests may be made to:

                       Buckeye Technologies Inc.
                       1001 Tillman Street
                       Memphis, Tennessee  38112
                       Attention: Sheila Jordan Cunningham

                                   ASSIGNMENT

                    (To be executed by the registered Holder
                if such Holder desires to transfer this Security)

         FOR VALUE RECEIVED _____________________________ hereby sells, assigns and transfers unto

         PLEASE INSERT SOCIAL SECURITY OR OTHER TAX IDENTIFYING NUMBER OF TRANSFEREE

         ----------------------------

         -------------------------------------------------------------------
         (Please print name and address of transferee)
         -------------------------------------------------------------------
         this Security, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ______________________ Attorney to transfer this Security on the Security Register, with full power of substitution.
         --------------------------------------------------------------------


         Dated:
               ------------------


         -------------------------------      -----------------------------
         Signature of Holder                  Signature Guaranteed:
                                              Commercial Bank or Trust Company
                                              Or Member Firm of the New York
                                              Stock Exchange, Inc.


         NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                       OPTION OF HOLDER TO ELECT PURCHASE
                             (Check as appropriate)

[ ]      In connection with the Change of Control Offer made pursuant to Section
          _____ of the Indenture, the undersigned hereby elects to have

         [ ]   $__________($1,000 in principal amount or an integral multiple thereof) of this Security

               repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or ___________ an amount in cash equal to 101% with respect to the principal amount indicated in the preceding sentence or the principal amount indicated in the preceding sentences, as the case may be, plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date.

[ ] In connection with the Asset Sale Offer made pursuant to Section ______ of the Indenture, the undersigned hereby elects to have

         [ ] $_________($1,000 in principal amount or an integral multiple thereof) of this Security repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or ______________ an amount in cash equal to 100% with respect to the principal amount indicated in the preceding sentence, plus accrued and unpaid interest thereon, if any, to the Asset Sale Payment Date.


Dated:
       ---------------------

------------------------------------         ---------------------------------
Signature of Holder                          Signature Guaranteed:
                                             Commercial Bank or Trust Company
                                             Or Member Firm of the New York
                                             Stock Exchange, Inc.


NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                                    EXHIBIT C

                       Form of Face of Exchange Securities
                     Form of Reverse of Exchange Securities

                                                                       EXHIBIT C

                        FORM OF EXCHANGE GLOBAL SECURITY

                            BUCKEYE TECHNOLOGIES INC.

No. __                                                        CUSIP No. _____

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

         UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO BUCKEYE TECHNOLOGIES INC. OR THE REGISTRAR FOR REGISTRATION OF TRANSFER OR EXCHANGE AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFER OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION ___ OF THE INDENTURE, DATED AS OF June 11, 1998, BETWEEN BUCKEYE TECHNOLOGIES INC. AND THE TRUSTEE NAMED THEREIN, PURSUANT TO WHICH THIS SECURITY WAS ISSUED.

                                 GLOBAL SECURITY
               REPRESENTING 8% SENIOR SUBORDINATED NOTES DUE 2010

                  Buckeye Technologies Inc., a Delaware corporation, for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum indicated on Schedule A hereof, on October 15, 2010.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

                  IN WITNESS WHEREOF, the Company has caused this Security to be fully executed.

Dated:



                                               BUCKEYE TECHNOLOGIES INC.


                                       By:
                                           --------------------------------
                                               Name:
                                               Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

----------------,
         as Trustee, certifies that this is one of the Securities referred to in the Indenture.


By:
   -------------------------------------------
         Authorized Officer

                REVERSE SIDE OF FORM OF EXCHANGE GLOBAL SECURITY

                            BUCKEYE TECHNOLOGIES INC.

                                 GLOBAL SECURITY
               REPRESENTING 8% SENIOR SUBORDINATED NOTES DUE 2010

                  1.       Indenture.

                  This Security is one of a duly authorized issue of debt securities of the Company (as defined below) designated as its "8% Senior Subordinated Notes due 2010" (herein called the "Securities") limited in aggregate principal amount at Stated Maturity to $150,000,000, issued under an indenture dated as of June 11, 1998 (as amended or supplemented from time to time, the "Indenture") between the Company and Union Planters Bank, N.A., as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and each Holder of Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The summary of the terms of this Security contained herein does not purport to be complete and is qualified by reference to the Indenture. All terms used in this Security which are not defined herein shall have the same meanings assigned to them in the Indenture.

                  The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens, enter into or permit certain Sale and Leaseback Transactions and make Asset Sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or permit any other Person to merge with or into the Company, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property of the Company to any other Person and on the ability of the Company's Restricted Subsidiaries to issue Capital Stock.

                  2.       Principal and Interest.

                  Buckeye Technologies Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture, being herein called the "Company"), promises to pay the principal amount set forth on Schedule A of this Security to the Holder hereof on October 15, 2010.

                  The Company shall pay interest at a rate of 8%, per annum, from June 11, 1998, or from the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for, semiannually on April 15 and October 15 of each year, commencing on October 15,

1998, in cash, to the Holder hereof until the principal amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Security (or the Security in exchange or substitution for which this Security was issued) is registered at the close of business on the Record Date for interest payable on such Interest Payment Date. The Record Date for any interest payment is the close of business on April 1 or October 1, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date and shall be paid as provided in Section 307 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  Each payment of interest in respect of an Interest Payment Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

                  3.       Method of Payment.

                  The Company, through the Paying Agent, shall pay interest on this Security to the registered Holder of this Security, as provided above. The Holder must surrender this Security to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of all debts public and private. Principal and interest will be payable at the office of the Paying Agent but, at the option of the Company, interest may be paid by check mailed to the registered Holders at their registered addresses.

                  4.       Transfer Agent, Paying Agent and Registrar.

                  Initially, IBJ Schroder Bank and Trust Company will act as Transfer Agent, Paying Agent and Registrar under the Indenture. The Company may, upon written notice to the Trustee and Paying Agent, appoint and change any Transfer Agent, Paying Agent or Registrar. The Company or any of its subsidiaries may act as Transfer Agent, Paying Agent or Registrar.

                  5.       Optional Redemption.

                  After October 15, 2003, the Securities will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 calendar days, nor more than 60 calendar days' notice, at the prices (expressed as percentages of principal amounts) set forth below, plus accrued and unpaid interest thereon (if any) at the applicable Redemption Date, if redeemed during the twelve-month period beginning Octoebr 15 of the years indicated below:


                  Year                                   Percentage
                  ----                                   ----------
                  2003                                   104.000%
                  2004                                   102.667%
                  2005                                   101.333%
                  2006 and thereafter                    100.000%


                  Notwithstanding the foregoing, at any time prior to October 15, 2001, the Company may redeem up to 35% of the aggregate principal amounts of Securities with the net proceeds of one or more Equity Offerings of the Company at a redemption price equal to 108% of the aggregate principal amount thereof, on the date of redemption; provided, however, that, after giving effect to any such redemption, at least $97.5 million aggregate principal amount of the Securities remain outstanding.

                  6.       Notice of Redemption.

                  At least 30 calendar days but not more than 60 calendar days before a Redemption Date, the Company will send a notice of redemption, first-class mail, postage prepaid, to Holders of Securities to be redeemed at the addresses of such Holders as they appear in the Security Register.

                  If less than all of the Securities are to be redeemed at any time, the Securities to be redeemed will be chosen by the Trustee in accordance with the Indenture. If any Security is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid on such Interest Payment Date to the Holder of the Security on such Record Date. If money in an amount sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the applicable Redemption Date and certain other conditions are satisfied, interest on the Securities to be redeemed on the applicable Redemption Date will cease to accrue.

                  The Securities are not subject to any sinking fund.

                  7. Repurchase at the Option of Holders upon Change of Control.

                  Upon the occurrence of a Change of Control, each Holder of Securities shall have the right to require the Company to purchase such Holder's Securities, in whole, or in part in a principal amount that is an integral multiple of $1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the aggregate principal amount thereof on any Change of Control Payment Date, plus accrued and unpaid interest, if any, to the Change of Control Payment Date.

                  Within 30 calendar days following any Change of Control, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder of Securities. The Holder of this Security may elect to have this Security or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Require Purchase" appearing below and tendering this Security pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Securities or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest from and after the Change of Control Payment Date.

                  8.      Repurchase at the Option of Holders upon Asset Sale.

                  If at any time the aggregate amount of Excess Proceeds (including any Net Cash Proceeds to be applied to the permanent reduction of Indebtedness represented by the Existing Senior Subordinated Securities) calculated as of such date exceeds $10 million, the Company shall, within 30 days of the date the amount of Excess Proceeds exceeds $10 million, use such Excess Proceeds to make an offer to purchase (an "Asset Sale Offer") on a pro rata basis, from all holders, outstanding Securities, Existing Senior Subordinated Notes in an aggregate principal amount equal to the maximum principal amount that may be purchased out of Excess Proceeds, at a purchase price (the "Offer Purchase Price") in cash equal to (a) with respect to the Existing Notes, 100% of the Accreted Value thereof (as defined in the relevant indenture) and (b) with respect to the Securities, 100% of the principal amount thereof, plus, in each case, accrued and unpaid interest, if any, to the purchase date, in accordance with the procedures set forth in the relevant indenture. Upon completion of an Asset Sale Offer (including payment of the Offer Purchase Price), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes.

                  Within 30 calendar days of the date the amount of Excess Proceeds exceeds $10,000,000, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder of Securities. The Holder of this Security may elect to have this Security or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Require Purchase" appearing below and tendering this Security pursuant to the Asset Sale Offer. Unless the Company defaults in the payment of the Offer Purchase Price with respect thereto, all Securities or portions thereof selected for payment pursuant to the Asset Sale Offer will cease accrue interest from and after the Asset Sale Payment Date.

                  9.       The Global Security.

                  So long as this Global Security is registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary ("Agent Members") shall have no rights under the Indenture with respect to this Global Security held on their behalf by the Depositary or the Trustee as its custodian, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of this Global Security for all purposes. Notwithstanding the foregoing, nothing herein shall
(i) prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent

Members, the operation of customary practices governing the exercise of the rights of a Holder of Securities.

                  The Holder of this Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests in this Global Security through Agent Members, to take any action which a Holder of Securities is entitled to take under the Indenture or the Securities.

                  Whenever, as a result of optional redemption by the Company, a Change of Control Offer, an Asset Sale Offer, a Registered Exchange Offer or an exchange for Certificated Securities, this Global Security is redeemed, repurchased or exchanged in part, this Global Security shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A hereof so that the principal amount of this Global Security will be equal to the portion not redeemed, repurchased or exchanged and shall thereafter return this Global Security to such holder; provided that this Global Security shall be in a principal amount of $1,000 or an integral multiple of $1,000.

                  10.      Transfer and Exchange.

                  The Holder of this Global Security shall, by acceptance of this Global Note, agree that transfers of beneficial interests in this Global Security may be effected only through a book entry system maintained by such Holder (or its agent), and that ownership of a beneficial interest in the Securities represented therby shall be required to be reflected in book entry form.

                  Transfers of this Global Security shall be limited to transfers in whole, and not in part, to the Depositary, its successors and their respective nominees. Interests of beneficial owners in this Global Security may be transferred in accordance with the rules and procedures of the Depositary (or its successors).

                  This Global Security will be exchanged by the Company for one or more Certificated Securities if (a) the Depositary (i) has notified the Company that it is unwilling to or unable to continue as, or ceases to be, a clearing agency registered under Section 17A of the Exchange Act and (ii) a successor to the Depositary registered as a clearing agency under Section 17 A of the Exchange Act is not able to be appointed by the Company within 90 calendar days or (b) the Depositary is at any time unwilling to or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 calendar days. If an Event of Default occurs and is continuing, the Company shall, at the request of the Holder hereof, exchange all or part of this Global Security for one or more Certificated Securities; provided that the principal amount of each of such Certificated Securities and this Global Security, after such exchange, shall be $1,000 or an integral multiple thereof. Whenever this Global Security is exchanged as a whole for one or more Certificated Securities, it shall be surrendered by the Holder to the Trustee for cancellation. Whenever this Global Security is exchanged in part for one or more Certificated Securities, it shall be surrendered by the Holder to the Trustee and the Trustee shall make the appropriate notations thereon pursuant to Section ___ of the Indenture. All Certificated Securities issued in exchange for this Global Security or any portion hereof shall be registered in such names as the Depositary shall instruct the Trustee. Interests in this Global Security may not be exchanged for Certificated Securities other than as provided in this paragraph.

                  11.      Denominations.

                  The Securities are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof of principal amount.

                  12.      Unclaimed Money.

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment unless such abandoned property law designates another Person.

                  13.      Discharge and Defeasance.

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

                  14.      Amendment, Waiver.

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the Outstanding Securities and (ii) any past Default and its consequences may be waived with the written consent of the Holders of at least a majority in principal amount of the Outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Company and the Trustee may amend Indenture or the Securities (i) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the company under the Indenture and contained in the Securities;
(ii) to add additional covenants or to surrender rights and powers conferred on the Company; (iii) to add any additional Events of Default; (iv) to provide for uncertificated Securities in addition to or in place of Certificated Securities;
(v) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee; (vi) to secure the Securities; (vii) to cure any ambiguity in the Indenture, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Indenture, provided that such actions shall not adversely affect the interests of the Holders in any material respect; or (viii) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

                  15.      Defaults and Remedies.

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

                  Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in principal amount of the outstanding Securities, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all Events of Default have been cured or waived except nonpayment of principal and interest that has become due solely because of the acceleration.

                  16.      Individual Rights of Trustee.

                  Subject to certain limitations imposed by the Trust Indenture Act, the Trustee or any Transfer Agent, Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Transfer Agent, Paying Agent or Registrar, as the case may be, under the Indenture.

                  17.      No Recourse Against Certain Others.

                  No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Company. By accepting a Security, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Security to such Holder.

                  18.      Governing Law.

                  THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

                  The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.
Requests may be made to:

                       Buckeye Technologies Inc.
                       1001 Tillman Street
                       Memphis, Tennessee  38112
                       Attention: Sheila Jordan Cunningham

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount of this Security shall be $144,735,000.00. The following decreases/increases in the principal amount of this Security have been made:


                                                      Total Principal      Notation
                                                      Amount               Made by
Date of            Decrease in      Increase in       Following Such       or on
 Decrease/         Principal        Principal         Decrease/            Behalf of
Increase           Amount           Amount            Increase             Trustee


----------         ----------       -----------       ----------           ---------
----------         ----------       -----------       ----------           ---------
----------         ----------       -----------       ----------           ---------
----------         ----------       -----------       ----------           ---------
----------         ----------       -----------       ----------           ---------
----------         ----------       -----------       ----------           ---------
----------         ----------       -----------       ----------           ---------
----------         ----------       -----------       ----------           ---------
----------         ----------       -----------       ----------           ---------
----------         ----------       -----------       ----------           ---------
----------         ----------       -----------       ----------           ---------
----------         ----------       -----------       ----------           ---------
----------         ----------       -----------       ----------           ---------
----------         ----------       -----------       ----------           ---------
----------         ----------       -----------       ----------           ---------
----------         ----------       -----------       ----------           ---------

                                   ASSIGNMENT

                    (To be executed by the registered Holder
                if such Holder desires to transfer this Security)

         FOR VALUE RECEIVED _____________________________ hereby sells, assigns and transfers unto

         PLEASE INSERT SOCIAL SECURITY OR OTHER TAX IDENTIFYING NUMBER OF TRANSFEREE

         ----------------------------

         -------------------------------------------------------------------
         (Please print name and address of transferee)
         -------------------------------------------------------------------
         this Security, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ______________________ Attorney to transfer this Security on the Security Register, with full power of substitution.
         --------------------------------------------------------------------


         Dated:
               ------------------

         -------------------------------      -----------------------------
         Signature of Holder                  Signature Guaranteed:
                                              Commercial Bank or Trust Company
                                              Or Member Firm of the New York
                                              Stock Exchange, Inc.


         NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                       OPTION OF HOLDER TO ELECT PURCHASE
                             (Check as appropriate)

[ ]      In connection with the Change of Control Offer made pursuant to Section
          _____ of the Indenture, the undersigned hereby elects to have

         [ ]   $__________($1,000 in principal amount or an integral multiple thereof) of this Security

               repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or ___________ an amount in cash equal to 101% with respect to the principal amount indicated in the preceding sentence or the principal amount indicated in the preceding sentences, as the case may be, plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date.

[ ] In connection with the Asset Sale Offer made pursuant to Section ______ of the Indenture, the undersigned hereby elects to have

         [ ]   $_________($1,000 in principal amount or an integral multiple thereof) of this Security

                      repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or ______________ an amount in cash equal to 100% with respect to the principal amount indicated in the preceding sentence, plus accrued and unpaid interest thereon, if any, to the Asset Sale Payment Date.


Dated:
      ---------------------

------------------------------------          ---------------------------------
Signature of Holder                           Signature Guaranteed:
                                              Commercial Bank or Trust Company
                                              Or Member Firm of the New York
                                              Stock Exchange, Inc.


NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                                    EXHIBIT D

                       Form of Face of Exchange Securities
                     Form of Reverse of Exchange Securities

                                                                       EXHIBIT D

                     FORM OF EXCHANGE CERTIFICATED SECURITY

                            BUCKEYE TECHNOLOGIES INC.

No. __                                                            CUSIP No. ____

                      8% SENIOR SUBORDINATED NOTES DUE 2010

                  Buckeye Technologies Inc., a Delaware corporation, for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum indicated on Schedule A hereof, on October 15, 2010.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

                  IN WITNESS WHEREOF, the Company has caused this Security to be fully executed.

Dated:



                                                BUCKEYE TECHNOLOGIES INC.


                                       By:
                                          ----------------------------------
                                                Name:
                                                Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

----------------,
         as Trustee, certifies that this is one of the Securities referred to in the Indenture.


By:
   -----------------------------------------
         Authorized Officer

             REVERSE SIDE OF FORM OF EXCHANGE CERTIFICATED SECURITY

                            BUCKEYE TECHNOLOGIES INC.

                              CERTIFICATED SECURITY
               REPRESENTING 8% SENIOR SUBORDINATED NOTES DUE 2010

                  1.       Indenture.

                  This Security is one of a duly authorized issue of debt securities of the Company (as defined below) designated as its "8% Senior Subordinated Notes due 2010" (herein called the "Securities") limited in aggregate principal amount at Stated Maturity to $150,000,000, issued under an indenture dated as of June 11, 1998 (as amended or supplemented from time to time, the "Indenture") between the Company and Union Planters Bank, N.A., as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and each Holder of Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The summary of the terms of this Security contained herein does not purport to be complete and is qualified by reference to the Indenture. All terms used in this Security which are not defined herein shall have the same meanings assigned to them in the Indenture.

                  The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens, enter into or permit certain Sale and Leaseback Transactions and make Asset Sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or permit any other Person to merge with or into the Company, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property of the Company to any other Person and on the ability of the Company's Restricted Subsidiaries to issue Capital Stock.

                  2.       Principal and Interest.

                  Buckeye Technologies Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture, being herein called the "Company"), promises to pay $5,625,000.00 to the Holder hereof on October 15, 2010.

                  The Company shall pay interest at a rate of 8%, per annum, from June 11, 1998, or from the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for, semiannually on April 15 and October 15 of each year, commencing on October 15, 1998, in cash, to the Holder hereof until the principal amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Security (or the Security in exchange or substitution for which this Security was issued) is registered at the close of business on the Record Date for interest payable on such Interest Payment Date. The Record Date for any interest payment is the close of business on April 1 or October 1, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date and shall be paid as provided in Section 307 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  Each payment of interest in respect of an Interest Payment Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

                  3.       Method of Payment.

                  The Company, through the Paying Agent, shall pay interest on this Security to the registered Holder of this Security, as provided above. The Holder must surrender this Security to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of all debts public and private. Principal and interest will be payable at the office of the Paying Agent but, at the option of the Company, interest may be paid by check mailed to the registered Holders at their registered addresses.

                  4.       Transfer Agent, Paying Agent and Registrar.

                  Initially, IBJ Schroder Bank and Trust Company will act as Transfer Agent, Paying Agent and Registrar under the Indenture. The Company may, upon written notice to the Trustee and Paying Agent, appoint and change any Transfer Agent, Paying Agent or Registrar. The Company or any of its subsidiaries may act as Transfer Agent, Paying Agent or Registrar.

                  5.       Optional Redemption.

                  After October 15, 2003, the Securities will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 calendar days, nor more than 60 calendar days' notice, at the prices (expressed as percentages of principal amounts) set forth below, plus accrued and unpaid interest thereon (if any) at the applicable Redemption Date, if redeemed during the twelve-month period beginning October 15 of the years indicated below:



                  Year                                Percentage
                  ----                                ----------
                  2003                                104.000%
                  2004                                102.667%
                  2005                                101.333%
                  2006 and thereafter                 100.000%


                  Notwithstanding the foregoing, at any time prior to October 15, 2001, the Company may redeem up to 35% of the aggregate principal amounts of Securities with the net proceeds of one or more Equity Offerings of the Company at a redemption price equal to 108% of the aggregate principal amount thereof, on the date of redemption; provided, however, that, after giving effect to any such redemption, at least $97.5 million aggregate principal amount of the Securities remain outstanding.

                  6.      Notice of Redemption.

                  At least 30 calendar days but not more than 60 calendar days before a Redemption Date, the Company will send a notice of redemption, first-class mail, postage prepaid, to Holders of Securities to be redeemed at the addresses of such Holders as they appear in the Security Register.

                  If less than all of the Securities are to be redeemed at any time, the Securities to be redeemed will be chosen by the Trustee in accordance with the Indenture. If any Security is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid on such Interest Payment Date to the Holder of the Security on such Record Date. If money in an amount sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the applicable Redemption Date and certain other conditions are satisfied, interest on the Securities to be redeemed on the applicable Redemption Date will cease to accrue.

                  The Securities are not subject to any sinking fund.

                  7. Repurchase at the Option of Holders upon Change of Control.

                  Upon the occurrence of a Change of Control, each Holder of Securities shall have the right to require the Company to purchase such Holder's Securities, in whole, or in part in a principal amount that is an integral multiple of $1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the aggregate principal amount thereof on any Change of Control Payment Date, plus accrued and unpaid interest, if any, to the Change of Control Payment Date.

                  Within 30 calendar days following any Change of Control, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder of Securities. The Holder of this Security may elect to have this Security or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Require Purchase" appearing below and tendering this Security pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Securities or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest from and after the Change of Control Payment Date.

                  8.       Repurchase at the Option of Holders upon Asset Sale.

                  If at any time the aggregate amount of Excess Proceeds (including any Net Cash Proceeds to be applied to the permanent reduction of Indebtedness represented by the Existing Senior Subordinated Securities) calculated as of such date exceeds $10 million, the Company shall, within 30 days of the date the amount of Excess Proceeds exceeds $10 million, use such Excess Proceeds to make an offer to purchase (an "Asset Sale Offer") on a pro rata basis, from all holders, outstanding Securities, Existing Senior Subordinated Notes in an aggregate principal amount equal to the maximum principal amount that may be purchased out of Excess Proceeds, at a purchase price (the "Offer Purchase Price") in cash equal to (a) with respect to the Existing Notes, 100% of the Accreted Value thereof (as defined in the relevant indenture) and (b) with respect to the Securities, 100% of the principal amount thereof, plus, in each case, accrued and unpaid interest, if any, to the purchase date, in accordance with the procedures set forth in the relevant indenture. Upon completion of an Asset Sale Offer (including payment of the Offer Purchase Price), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes.

                  Within 30 calendar days of the date the amount of Excess Proceeds exceeds $10,000,000, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder of Securities. The Holder of this Security may elect to have this Security or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Require Purchase" appearing below and tendering this Security pursuant to the Asset Sale Offer. Unless the Company defaults in the payment of the Offer Purchase Price with respect thereto, all Securities or portions thereof selected for payment pursuant to the Asset Sale Offer will cease accrue interest from and after the Asset Sale Payment Date.

                  9.       Transfer and Exchange.

                  A Holder may transfer a Security upon the surrender of such Security for registration of transfer. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of this transfer in the Security Register by the Registrar. When Securities are presented to the Registrar with a request to register the transfer of, or to exchange, such Securities, the Registrar shall register the transfer or make such exchange as requested if its requirements for such transactions and any applicable requirements hereunder are satisfied.

                  No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of Securities.

                  10.      Denominations.

                  The Securities are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof of principal amount.

                  11.      Unclaimed Money.

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment unless such abandoned property law designates another Person.

                  12.      Discharge and Defeasance.

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

                  13.      Amendment, Waiver.

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the Outstanding Securities and (ii) any past Default and its consequences may be waived with the written consent of the Holders of at least a majority in principal amount of the Outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Company and the Trustee may amend Indenture or the Securities (i) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the company under the Indenture and contained in the Securities;
(ii) to add additional covenants or to surrender rights and powers conferred on the Company; (iii) to add any additional Events of Default; (iv) to provide for uncertificated Securities in addition to or in place of Certificated Securities;
(v) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee; (vi) to secure the Securities; (vii) to cure any ambiguity in the Indenture, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Indenture, provided that such actions shall not adversely affect the interests of the Holders in any material respect; or (viii) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

                  14.      Defaults and Remedies.

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

                  Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in principal amount of the outstanding Securities, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all Events of Default have been cured or waived except nonpayment of principal and interest that has become due solely because of the acceleration.

                  15.      Individual Rights of Trustee.

                  Subject to certain limitations imposed by the Trust Indenture Act, the Trustee or any Transfer Agent, Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Transfer Agent, Paying Agent or Registrar, as the case may be, under the Indenture.

                  16.      No Recourse Against Certain Others.

                  No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Company. By accepting a Security, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Security to such Holder.

                  17.      Governing Law.

                  THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

                  The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security. Requests may be made to:

                       Buckeye Technologies Inc.
                       1001 Tillman Street
                       Memphis, Tennessee  38112
                       Attention: Sheila Jordan Cunningham

                                   ASSIGNMENT

                    (To be executed by the registered Holder
                if such Holder desires to transfer this Security)

         FOR VALUE RECEIVED _____________________________ hereby sells, assigns and transfers unto

         PLEASE INSERT SOCIAL SECURITY OR OTHER TAX IDENTIFYING NUMBER OF TRANSFEREE

         ----------------------------

         -------------------------------------------------------------------
         (Please print name and address of transferee)
         -------------------------------------------------------------------
         this Security, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ______________________ Attorney to transfer this Security on the Security Register, with full power of substitution.

         --------------------------------------------------------------------


         Dated:
               --------------------


         -------------------------------      -----------------------------
         Signature of Holder                  Signature Guaranteed:
                                              Commercial Bank or Trust Company
                                              Or Member Firm of the New York
                                              Stock Exchange, Inc.


         NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                       OPTION OF HOLDER TO ELECT PURCHASE
                             (Check as appropriate)

[ ]      In connection with the Change of Control Offer made pursuant to Section
         _____ of the Indenture, the undersigned hereby elects to have

         [ ]   $__________($1,000 in principal amount or an integral multiple thereof) of this Security

               repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or ___________ an amount in cash equal to 101% with respect to the principal amount indicated in the preceding sentence or the principal amount indicated in the preceding sentences, as the case may be, plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date.

[ ] In connection with the Asset Sale Offer made pursuant to Section ______ of the Indenture, the undersigned hereby elects to have

         [ ] $_________($1,000 in principal amount or an integral multiple thereof) of this Security repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or ______________ an amount in cash equal to 100% with respect to the principal amount indicated in the preceding sentence, plus accrued and unpaid interest thereon, if any, to the Asset Sale Payment Date.


Dated:
      --------------------

------------------------------------          ---------------------------------
Signature of Holder                           Signature Guaranteed:
                                              Commercial Bank or Trust Company
                                              Or Member Firm of the New York
                                              Stock Exchange, Inc.


NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.